UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14a

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

GSI Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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GSI GROUP INC.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

April 15, 2014

Dear Shareholder:

It is my pleasure to invite you to the annual and special meeting of shareholders of GSI Group Inc. to be held at 2:00 p.m. (EDT) on Thursday, May 15, 2014 at the offices of Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York 10022.

The purposes of the meeting are to (i) elect the Board of Directors, (ii) hold an advisory vote on the Company’s executive compensation, (iii) approve the Amended and Restated GSI Group Inc. 2010 Incentive Award Plan, and (iv) appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Information regarding the above matters is contained in the formal notice of meeting and management proxy circular on the following pages. The GSI Group Inc. Annual Report for the fiscal year ended December 31, 2013 accompanies this management proxy circular. We urge you to read the proxy materials in their entirety and to consider them carefully.

It is important that your shares be represented at the annual and special meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the meeting, we urge you to vote promptly by returning the enclosed proxy form. You may revoke your proxy at any time before it has been voted.

On behalf of the Board of Directors, I thank you for your participation.

Very truly yours,

Stephen W. Bershad
Chairman of the Board of Directors

GSI GROUP INC.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 15, 2014

NOTICE IS HEREBY GIVEN that the annual and special meeting of shareholders of GSI Group Inc., a New Brunswick corporation, which we refer to in this notice and in the attached management proxy circular as the Company, will be held at 2:00 p.m. (EDT) on Thursday, May 15, 2014 at the offices of Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York 10022, for the following purposes:

1.	To elect Stephen W. Bershad, Harry L. Bosco, Dennis J. Fortino, Ira J. Lamel, Dominic A. Romeo, John A. Roush and Thomas N. Secor to our Board of Directors until the next annual meeting of shareholders, until his successor is elected or appointed, or until his earlier death, resignation or removal;

2.	To hold an advisory vote on the Company’s executive compensation;

3.	To approve the Amended and Restated GSI Group Inc. 2010 Incentive Award Plan;

4.	To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2015 annual meeting of shareholders; and

5.	To transact such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

Only shareholders of record as of the close of business on Thursday, April 10, 2014 will be entitled to attend and vote at the meeting and at any postponement, continuation or adjournment thereof, provided that a subsequent transferee of shares may vote at the meeting if the transferee establishes ownership of the shares and requests not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting.

All shareholders are requested to complete, sign, date and return the form of proxy in the enclosed envelope to Computershare Investor Services Inc., the Company’s transfer agent, at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1, before 2:00 p.m. (EDT) on Tuesday, May 13, 2014, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. (EDT) on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. If you are a shareholder of record, you may also vote by telephone or on the Internet by following the instructions on the enclosed proxy form, no later than 2:00 p.m. (EDT) on Tuesday, May 13, 2014, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. (EDT) on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. Shareholders who vote by telephone or the Internet should not return a proxy form.

i

A copy of the management proxy circular and a proxy form accompany this notice. This notice, the management proxy circular, the proxy form and the Company’s 2013 Annual Report will be forwarded on or about Thursday, April 17, 2014 to the holders of the Company’s common shares as of the close of business on Thursday, April 10, 2014.

All monetary amounts listed in the proxy circular are in U.S. dollars, unless otherwise indicated.

DATED at Bedford, Massachusetts this 15th day of April, 2014.

By Order of the Board of Directors

John A. Roush
Chief Executive Officer

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GSI GROUP INC.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

MANAGEMENT PROXY CIRCULAR

INFORMATION CONCERNING VOTING AND SOLICITATION

GSI Group Inc., a New Brunswick corporation, which we refer to in this management proxy circular as the Company, will hold its annual and special meeting (the “2014 Annual and Special Meeting”) at 2:00 p.m. (EDT) on Thursday, May 15, 2014 at the offices of Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York 10022. This management proxy circular and the enclosed proxy form are furnished in connection with the solicitation of proxies by the Board of Directors, or Board, of the Company for use at the meeting. The solicitation will be made by mail, but proxies may also be solicited personally, by telephone or by email by directors, officers or other employees of the Company. The cost of solicitation has been or will be borne by the Company. The Company may also pay brokers or nominees holding common shares of the Company in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

The notice of the meeting, this management proxy circular, the proxy form and a copy of the Company’s annual report for the fiscal year ended December 31, 2013 (the “2013 Annual Report”) will be forwarded on or about Thursday, April 17, 2014 to the holders of the Company’s common shares as of the close of business on Thursday, April 10, 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2014

The Company’s Management Proxy Circular and 2013 Annual Report are available at

http://gsig.investorroom.com/shareholdermeeting

The following proxy materials are available for review at:

http://gsig.investorroom.com/shareholdermeeting

—	the management proxy circular;
—	the Company’s 2013 Annual Report; and
—	any amendments to the foregoing materials that are required to be furnished to shareholders.

Shareholders may receive directions to attend the meeting in person by calling the Company’s investor relations staff at 781-266-5137 or by emailing InvestorRelations@gsig.com.

Matters to Be Voted On

At the meeting, you will be entitled to vote on the following proposals:

1.	To elect Stephen W. Bershad, Harry L. Bosco, Dennis J. Fortino, Ira J. Lamel, Dominic A. Romeo, John A. Roush and Thomas N. Secor to our Board of Directors until the next annual meeting of shareholders, until his successor is elected or appointed, or until his earlier death, resignation or removal (see page 5);

2.	To approve, on an advisory (non-binding) basis, the Company’s executive compensation (see page 9);

3.	To approve the Amended and Restated GSI Group Inc. 2010 Incentive Award Plan (see page 11);

4.	To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2015 annual meeting of shareholders (see page 22); and

5.	To transact such other business as may properly come before the meeting, or any postponement, continuation or adjournment thereof.

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

Board Recommendations

The Board recommends that you vote your shares as follows:

—	“FOR” the election of each of the nominees for director named in this management proxy circular;

—	“FOR” the proposal regarding an advisory vote on the Company’s executive compensation;

—	“FOR” the approval of the Amended and Restated GSI Group Inc. 2010 Incentive Award Plan; and

—	“FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2015 annual meeting of shareholders.

Appointment and Revocation of Proxies

The persons named in the enclosed proxy form are officers of the Company. A shareholder may appoint a person to represent him or her at the meeting, other than the persons already named in the enclosed proxy form, by inserting the name of such other person in the blank space provided in the proxy form or by completing another proper form of proxy. Such person need not be a shareholder. The completed proxy form must be deposited with the Company at its principal executive offices at 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, or with Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1, in either case no later than 2:00 p.m. (EDT) on Tuesday, May 13, 2014, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. (EDT) on the last business day prior to the date fixed for the postponed, continued or adjourned meeting.

If you are a shareholder of record, you may also vote by telephone or on the Internet by following the instructions on the enclosed proxy form, no later than 2:00 p.m. (EDT) on Tuesday, May 13, 2014, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. (EDT) on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. Shareholders who vote by telephone or the Internet should not return a proxy form.

The shareholder executing the proxy form may revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy: (a) by delivering another properly executed proxy form bearing a later date and depositing it in the manner described above; (b) by delivering an instrument in writing revoking the proxy, executed by the shareholder or by the shareholder’s attorney authorized in writing: (i) at the registered office of the Company, at any time up to and including the last business day preceding the date of the meeting, or at any reconvened meeting following its postponement, continuation or adjournment, or (ii) with the chairman of the meeting on the day of the meeting, or at any reconvened meeting following its postponement, continuation or adjournment; or (c) in any other manner permitted by law.

Voting of Proxies

The officers named in the proxy form enclosed with this management proxy circular will vote or withhold from voting the common shares of the Company in respect of which they are appointed proxy in accordance with the directions of the shareholder appointing them and, if a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such direction, the shares will be voted:

—	“FOR” the election of each of the nominees for director named in this management proxy circular;

—	“FOR” the proposal regarding an advisory vote on the Company’s executive compensation;

—	“FOR” the approval of the Amended and Restated GSI Group Inc. 2010 Incentive Award Plan; and

—	“FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2015 annual meeting of shareholders.

Voting and Ownership of Shares

At the close of business on the record date, the Company had 34,184,520 common shares outstanding and entitled to vote. Each share is entitled to one vote. The failure of any shareholder to receive a notice of meeting of shareholders does not deprive the shareholder of a vote at the meeting.

The following votes are required to approve each of the proposals at the meeting.

—	Election of Directors. The vote for the election of the nominees for director named in this management proxy circular is cumulative and is described in more detail below.

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Other Proposals.    The proposals regarding the advisory vote on the Company’s executive compensation, the approval of the Amended and Restated GSI Group Inc. 2010 Incentive Award Plan and the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm each requires the approval of a majority of the common shares represented and cast in respect of such matter.

No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of at least thirty-three and one-third percent (33 1/3%) of the outstanding shares as of the record date. Votes will be tabulated by the Company’s transfer agent, Computershare Investor Services Inc., which is also serving as the inspectors of election for the meeting.

The enclosed form of proxy confers discretionary authority on the persons named therein with respect to amendments to or variations of matters identified in the notice of meeting and such other matters that may properly come before the meeting or any postponement, continuation or adjournment thereof. As of the date of this management proxy circular, the management of the Company knows of no such amendments, variations or other matters to be presented at the meeting.

Voting for the Election of Directors

Section 65(1) of the Business Corporations Act (New Brunswick) provides for cumulative voting for the election of directors so that each shareholder entitled to vote at an election of directors has the right to cast an aggregate number of votes equal to the number of votes attached to the shares held by such shareholder multiplied by the number of directors to be elected, and may cast all such votes in favor of a single candidate or distribute them among the candidates in any manner the shareholder decides. The statute further provides, in section 65(2), that a separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution of the shareholders is passed unanimously permitting two or more persons to be elected by a single resolution. Where a shareholder has voted for more than one candidate without specifying the distribution of votes among such candidates, the shareholder shall be deemed to have divided the votes equally among the candidates for whom such shareholder voted. If a shareholder desires to distribute votes otherwise than equally among the nominees for whom such shareholder has directed the persons in the enclosed form of proxy to vote, such shareholder must do so personally at the meeting or by another form of proxy. On any ballot for the election of directors, the persons named in the proxy will be deemed to have cast their votes equally among all the proposed nominees, unless: (a) any nominee is excluded by the shareholder in their proxy; or (b) the shareholder has directed that the shares be withheld from voting for the election of directors.

Counting of Votes

For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes will be counted as present. With respect to the approval of any particular proposal, abstentions and broker non-votes will not be counted in determining the number of votes cast. A broker non-vote occurs when a broker submits a proxy form with respect to common shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Brokers will return your proxy as a broker non-vote if the broker does not receive voting instructions from you and if, under applicable stock exchange or other rules, the broker does not have the discretion to vote those shares on one or more of the matters that come before the meeting.

ITEM 1–ELECTION OF DIRECTORS

The Articles of the Company provide that our Board is to be comprised of a minimum of five (5) and a maximum of fifteen (15) directors, as determined from time to time by resolution of the Board. The Board has resolved that the entire Board shall consist of seven (7) directors.

Each nominee presented below, if elected, will serve as a director until the next annual meeting of shareholders, until his successor is elected or appointed, or until his earlier death, resignation or removal. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that a nominee is unable to serve, the Board may either propose an alternate nominee, in which case the proxies will be voted for the alternative nominee unless directed to withhold from voting, or elect to reduce the size of the Board.

The names of the nominees presented for election as directors at the 2014 Annual and Special Meeting are listed below, along with information regarding when they joined the Board, their present principal occupation, recent business experience and their service on other companies’ boards of directors.

All of the nominees currently serve on the Board. There are no family relationships between any of the nominees or between the nominees and any of our officers.

Director Nominees

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

Name, Principal Occupation and Municipality of Primary Residence	Director Since	Age
Stephen W. Bershad Chairman of the Board, GSI Group Inc. Santa Fe, New Mexico, U.S.A.	2010	72

Harry L. Bosco Former President and Chief Executive Officer, Opnext, Inc. DeBary, Florida, U.S.A.	2012	68

Dennis J. Fortino Private Consultant Scottsdale, Arizona, U.S.A.	2010	67

Ira J. Lamel Senior Advisor to the Chief Executive Officer, The Hain Celestial Group, Inc. Jericho, New York, U.S.A.	2010	66

Dominic A. Romeo Former Senior Vice President and Chief Financial Officer, Thor Industries, Inc. Lake Bluff, Illinois, U.S.A.	2012	54

John A. Roush Chief Executive Officer, GSI Group Inc. Beverly, Massachusetts, U.S.A.	2010	49

Thomas N. Secor Managing Director, Morningside Heights Capital New York, New York, U.S.A.	2012	43

Stephen W. Bershad	Chairman of the Board

Mr. Bershad has been a Director of the Company since July 23, 2010 and Chairman of the Board of Directors since July 30, 2010. Mr. Bershad was Chairman of the Board and Chief Executive Officer of Axsys Technologies, Inc. (“Axsys”), a manufacturer of surveillance and imaging equipment, from 1986 until 2009. Prior thereto, he was a Managing Director of Lehman Brothers, Inc., an investment banking firm, and its predecessor firms, where he held a series of senior management positions in private equity and mergers and acquisitions. Mr. Bershad is the Chairman of the Board of Directors of EMCOR Group, Inc., a Fortune 500® leader in mechanical and electrical construction, energy infrastructure and facilities services for a diverse range of businesses. As a senior executive with Lehman Brothers for more than 15 years and the Chief Executive Officer of Axsys for more than 20 years, Mr. Bershad has an invaluable background in investment banking, finance and business.

Harry L. Bosco	Director

Mr. Bosco has been a Director of the Company since June 14, 2012. Mr. Bosco served as President and Chief Executive Officer of Opnext, Inc. (“Opnext”), a global leader in the design and manufacture of optical modules, components and subsystems for the telecom industry, from December 9, 2010 to July 23, 2012, and previously served as the President and Chief Executive Officer of Opnext from November 2000 until March 31, 2009. Mr. Bosco also served as a Director of Opnext from November 2000 and as Chairman of the Board of Opnext from April 1, 2009 until July 23, 2012. On July 23, 2012, Opnext merged with Oclaro, Inc., a tier-one provider and innovator of optical communications and laser solutions and Mr. Bosco stepped down as President, Chief Executive Officer and Chairman of Opnext and became a Director of Oclaro until his retirement in January 2014. Mr. Bosco served in various management, engineering and executive positions at Lucent Technologies, AT&T and Bell Laboratories from 1965 until October 2000, including as Optical Networking Group President. Mr. Bosco holds an Associate of Science and Bachelor of Science in Electrical Engineering from Pennsylvania State University/Monmouth University and a Master’s degree in Electrical Engineering from Polytechnic Institute of New York. Mr. Bosco has also served as a Director of Arris, Inc., a global communications technology company specializing in the design, engineering, and supply of broadband network services, since 2002. Mr. Bosco brings to the Board a strong technical background in the optical industry, extensive operational experience, and significant experience as a CEO and Director of a public high technology company.

Dennis J. Fortino	Director

Mr. Fortino has been a Director of the Company since July 23, 2010. Mr. Fortino is a business consultant specializing in the development of business rationalization and growth plans for companies and also serves as an executive coach. Prior to becoming a business consultant in 2006, Mr. Fortino served as the Executive Vice President of the Lithography & Parametric Solutions Group at KLA-Tencor Corporation (“KLA-Tencor”), a supplier of process control and yield management solutions for the semiconductor and related microelectronics industries between September 2000 and November 2005. From August 1997 to September 2000, he served as Vice President and General Manager of the Surfscan Division of KLA-Tencor and from November 1995 to July 1997 as the Vice President and General Manager of the Surface Metrology Division of KLA-Tencor. Mr. Fortino served as Vice President and General Manager for Spectra-Physics Lasers from July 1991 to October 1995. Mr. Fortino has more than 20 years of experience in the semiconductor and related microelectronics industries as well as a deep understanding of the Company’s products and related technologies. Mr. Fortino brings to the Company’s Board of Directors significant technology, operating experience, business acumen and insight into current and emerging business trends.

Ira J. Lamel	Director

Mr. Lamel has been a Director of the Company since July 23, 2010. Mr. Lamel has been Senior Advisor to the CEO since September 1, 2013, prior to which he was Executive Vice President and Chief Financial Officer from

October 1, 2001 to August 31, 2013 of The Hain Celestial Group, Inc. (“Hain”), a leading natural and organic food and personal care products company operating in North America and Europe. Prior to joining Hain on October 1, 2001, Mr. Lamel was an audit partner in the New York area practice of Ernst & Young LLP. He retired from Ernst & Young after a 29-year career serving clients in various industries, one of which included Excel Technology, Inc. (“Excel”), that was acquired by the Company in August 2008. Mr. Lamel served as the audit partner on Excel beginning with the audit for the year ended December 31, 2000 and through the review for the quarter ended June 30, 2001. In addition, Mr. Lamel served on the Board of Directors of Excel between 2004 and 2008. Mr. Lamel also served on the Board of Directors of Harvey Electronics (“Harvey”) between 2004 and 2007. On each such board at Excel and Harvey, Mr. Lamel was the chairman of the Audit Committee and a member of the Compensation Committee. Mr. Lamel brings to the Company’s Board of Directors extensive financial, accounting and auditing expertise, including an understanding of accounting principles, financial reporting rules and regulations and financial reporting processes acquired over the course of his 40-year career. In addition, Mr. Lamel’s prior service on the Board of Directors and as Chairman of the audit committee at Excel Technology, Inc. provides him with invaluable experience.

Dominic A. Romeo	Director

Mr. Romeo has been a Director of the Company since June 14, 2012. Mr. Romeo served as Senior Vice President and Chief Financial Officer of Thor Industries, Inc. (NYSE: THOR), a leading manufacturer of recreational vehicles, commercial buses and ambulances, from February 2013 to October 2013. From 2004 to 2011, Mr. Romeo served as Vice President and Chief Financial Officer of IDEX Corporation (NYSE: IEX), a leading global manufacturer of pump products, dispensing equipment, and other engineered products. Prior to joining IDEX, Mr. Romeo served in several financial leadership positions at Honeywell International, Inc., a diversified technology and manufacturing company that services customers globally, including Vice President and Chief Financial Officer of Honeywell Aerospace from 2001 to 2004; Vice President and Chief Financial Officer of Honeywell International’s Engine Systems and Services divisions from 1999 to 2001; and various other senior finance positions from 1994 to 1999. Mr. Romeo also served as Vice President of Finance for AAR Trading, aircraft products and services provider, from 1992 to 1994, and held multiple financial roles in audit and financial planning for GE Aircraft Engines, a subdivision of the General Electric Company, from 1987 to 1992. Mr. Romeo served on the Board of Directors and as a member of the Audit Committee of Federal Signal Corporation, a leading global designer and provider of safety and security products and solutions, from 2010 to April 2013. Mr. Romeo brings to the Company’s Board of Directors extensive expertise in finance and accounting for several global industrial manufacturers, as well as experience in efficiently adapting company operations to changing market conditions.

John A. Roush	Chief Executive Officer, Director

Mr. Roush was appointed the Company’s Chief Executive Officer and elected as a member of the Board of Directors on December 14, 2010. Mr. Roush joined the Company after a twelve year career with PerkinElmer, Inc. (“PerkinElmer”), a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he was a corporate officer and served in several senior leadership positions. From 2009 to December 2010, Mr. Roush served as president of PerkinElmer’s Environmental Health business. From 2004 to 2009, Mr. Roush led PerkinElmer’s Optoelectronics business unit, which supplies specialty photonics products to biomedical and industrial OEMs. From 1999 to 2004, Mr. Roush served in various general management roles within the Optoelectronics business unit. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation, AlliedSignal, Inc., now Honeywell International, McKinsey & Company Inc. and General Electric. Mr. Roush also has served as a director of Lemaitre Vascular, Inc. (NASDAQ: LMAT), a global provider of medical devices and implants for the treatment of peripheral Vascular disease, and as a member of its Audit Committee, since April 9, 2014. As the Company’s Chief Executive Officer, Mr. Roush provides an insider’s perspective in Board discussions about the business and strategic direction of the Company.

Thomas N. Secor	Director

Mr. Secor has been a Director of the Company since June 14, 2012. Mr. Secor has been Managing Director of Morningside Heights Capital, an investment firm, since March 2012. From April 2007 until March 2012, Mr. Secor was employed by Goldman Sachs & Co, where he worked with Liberty Harbor, an absolute-return investment fund. While at Liberty Harbor, Mr. Secor focused on the fund’s fundamental investment strategies, including debt and equity transactions. From 2005 until March 2007, Mr. Secor was a Director and member of the legal group at Amaranth Advisors, an investment advisor. From 1998 until 2005, Mr. Secor was an attorney with Cleary, Gottlieb, Steen & Hamilton where he specialized in corporate and securities law. Mr. Secor currently serves on the boards of directors of The Great Atlantic and Pacific Tea Company (A&P) and Wolverine Advanced Materials. Mr. Secor received his B.A., cum laude, from Pomona College and his J.D., cum laude, from the University of Chicago Law School. Mr. Secor brings to the Company’s Board of Directors more than 15 years of experience in strategic transactions, corporate finance and profit management across a wide range of industries, as well as extensive corporate governance experience.

ITEM 2–ADVISORY VOTE ON THE

COMPANY’S EXECUTIVE COMPENSATION

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (which consist of our Chief Executive Officer, Chief Financial Officer, our next three highest paid current executives), as disclosed in this management proxy circular in accordance with the SEC’s rules. The Company has determined to hold a “say-on-pay” advisory vote every year. Accordingly, the next “say-on-pay” advisory vote following this one will occur at the 2015 annual meeting of shareholders.

Summary

In accordance with Section 14A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to provide advisory approval of the compensation of our named executive officers as such compensation is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this management proxy circular, beginning on page 31.

Our executive compensation programs are designed to provide a compensation package that incentivizes and retains a highly qualified executive team and rewards both short-term and long-term sustainable performance as measured against established goals. Our executive compensation program seeks to promote this philosophy primarily through a combination of the following types of compensation: base salary, cash bonus incentive awards and long-term equity-based incentive awards in the form of service-based restricted stock units. The following is a summary of some of the key points of our executive compensation program. We urge our shareholders to review the “Compensation Discussion and Analysis” section of this management proxy circular and the tabular disclosure following such section for more information.

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Pay-for Performance.    We aim to align our executive compensation with both annual and long-term performance goals. Our Senior Management Incentive Plan provides cash bonus incentive awards based on several different performance metrics, depending on the named executive officer. Each named executive officer’s annual bonus is based partly on Company adjusted EBITDA and partly on individual non-financial objectives, and the annual bonus for named executive officers responsible for key segments is also based partly on reportable segment adjusted EBITDA. The respective adjusted EBITDA target levels of performance are correlated with the Company’s annual sales and income growth objectives. The individual non-financial performance objectives target strategic, operational and organizational goals and objectives within the Company, which are aligned to the Company’s overall strategic and financial success. The Company’s performance did not meet or exceed the target performance for either of the EBITDA-based objectives in either the first or the second half of 2013. The table on page 40 of the “Compensation Discussion and Analysis” section shows how these results translated into payouts under the Senior Management Incentive Plan.

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Long-Term Compensation.    Grants of restricted stock units that vest over three years are intended to align the interests of executives with those of our shareholders, encourage retention and focus the executives on long-term growth.

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Prudent Corporate Governance.    We are committed to maintaining a prudent corporate governance model and to continually improving our compensation practices and policies. Key practices in this regard include annual review of the Company’s compensation program by the Compensation Committee and maintenance of a Compensation Committee composed entirely of independent, non-employee directors who satisfy applicable independence requirements.

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Independent Compensation Consultation.    The Compensation Committee uses an independent global executive compensation consulting firm, Towers Watson, to advise the committee on matters related to executive compensation.

The Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving the Company’s goals and that the compensation of the Company’s named executive officers reported in this management proxy circular reflects and supports these compensation policies and objectives. We encourage shareholders to review the “Compensation Discussion and Analysis” beginning on page 31 of this management proxy circular.

Recommendation

Our Board of Directors believes that the information provided above and within the “Compensation Discussion and Analysis” section of this management proxy circular demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

The following resolution will be submitted for a shareholder vote at the 2014 Annual and Special Meeting:

RESOLVED, that the shareholders of GSI Group Inc. approve, on an advisory basis, the compensation of GSI Group Inc.’s named executive officers, as disclosed in the “Compensation Discussion and Analysis”, compensation tables and narrative discussion set forth in this management proxy circular.

This vote on our executive compensation is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for the named executive officers.

Required Vote

The affirmative vote of a majority of the common shares represented and cast in respect of this matter at the 2014 Annual and Special Meeting is required to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. Abstentions and broker non-votes will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

ITEM 3–APPROVAL OF THE

AMENDED AND RESTATED

GSI GROUP INC. 2010 INCENTIVE AWARD PLAN

Our Board is submitting for shareholder approval the Amended and Restated GSI Group Inc. 2010 Incentive Award Plan (the “Amended and Restated Incentive Award Plan”). On October 13, 2010, the Board first adopted the GSI Group Inc. 2010 Incentive Award Plan, which was subsequently approved by our shareholders on November 23, 2010. On April 9, 2014, our Board approved the Amended and Restated Incentive Award Plan, an amendment and restatement of the GSI Group Inc. 2010 Incentive Award Plan, subject to shareholder approval. The Board is requesting that the Amended and Restated Incentive Award Plan be approved by shareholders so that:

—

The number of shares of our common stock reserved for issuance under the Amended and Restated Incentive Award Plan is increased from 2,898,613 shares to 4,398,613 shares, subject to adjustment as described below;

—	The term of the Incentive Award Plan will be extended through April 9, 2024.

—	The Company may continue to grant awards intended to constitute “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and

—	Certain provisions intended to reflect good corporate governance practices will be added to the Amended and Restated Incentive Award Plan.

The Amended and Restated Incentive Award Plan provides the Company with the ability to continue to grant or issue equity and other incentive compensation to our board of directors, employees and consultants and we believe such ability is appropriate to maintain competitive compensation practices and to align the interests of our board of directors, employees and consultants with our shareholders, in accordance with our executive compensation philosophy.

In its determination to approve the Amended and Restated Incentive Award Plan, the Board was presented with the results of a report prepared by Pearl Meyer & Partners (“PMP”), the Company’s independent compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics, peer group trends, and the costs of the Amended and Restated Incentive Award Plan, including the estimated shareholder value transfer cost. Specifically, the Board considered that:

—

In 2013, 2012 and 2011, we granted equity awards representing a total of approximately 510,557, 449,602, and 579,120 shares, respectively. This level of equity awards represents a three-year average burn rate of 3.04% of fully diluted common shares outstanding. Based on its analysis, PMP estimated that this three-year average burn rate was within our applicable ISS burn rate cap.

—

If we do not increase the shares available for issuance under our equity plan, we would expect to, based on historical usage rates of shares under our equity plan, exhaust the share limit under the current equity plan in or around 2016, at which time we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

—

Based on historical usage, we estimate that the shares reserved for issuance under the Amended and Restated Incentive Award Plan would be sufficient for approximately four to five years of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our three-year average burn rate, and noting that future circumstances may require us to change our current equity grant practices. Based on the foregoing, we expect that we would require an additional increase to the share reserve under the Amended and Restated Incentive Award Plan in approximately 2019, noting that we may require an increase to the share reserve under the Amended and Restated Incentive Award Plan earlier or later than 2019 depending on factors such as our future equity grant practices, the future price of our shares and our hiring activity during the next few years, which we cannot predict with any degree of certainty at this time.

—

The total aggregate equity value of the additional authorized shares being requested under the Amended and Restated Incentive Award Plan (above the shares remaining available for issuance under the current equity plan), based on the closing price for one common share on April 4, 2014 is $19,650,000. Based upon its analysis, PMP concluded that our shareholder value transfer as a percentage of market capitalization was approximately 10.0%, which was within an allowable range under the policies of shareholder proxy advisory services.

—

If approved, the issuance of the additional shares to be reserved under the Amended and Restated Incentive Award Plan would dilute the holdings of shareholders by approximately 4.2% on a fully diluted basis. If the Amended and Restated Incentive Award Plan is approved, we expect our overhang rate at the end of 2014 will be approximately 9.1% (including the shares that will be reserved for issuance under the Amended and Restated Incentive Award Plan). Our end of year overhang rate is calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our existing plan by (ii) the number of our shares outstanding at the end of the fiscal year.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended and Restated Incentive Award Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

In addition, we believe the Amended and Restated Incentive Award Plan properly balances its compensatory design with shareholder interests by having the following characteristics:

—	Grants of options or stock appreciation rights (“SARs”) with an exercise price that is less than fair market value on the grant date are generally prohibited;

—	Repricing of options or SARs to reduce price per share is prohibited without prior shareholder approval;

—	No dividends or dividend equivalents are paid on unvested performance awards; and

—

Shares used to pay option exercise prices or to satisfy tax withholdings on options and SARs are not recycled back into the Amended and Restated Incentive Award Plan, and the Amended and Restated Incentive Award Plan does not have other “liberal share counting” practices as defined by Institutional Shareholder Services.

If the Amended and Restated Incentive Award Plan is not approved, (a) the Amended and Restated Incentive Award Plan will not become effective and we will not make any awards pursuant to the terms of the Amended and Restated Incentive Award Plan, and (b) the GSI Group Inc. 2010 Incentive Award Plan (as adopted by the Board and our shareholders on October 13, 2010 and November 23, 2010, respectively) will remain in effect and we may continue to grant awards under such plan until its expiration (but in no event in excess of the shares reserved for issuance under such plan).

The principal features of the Amended and Restated Incentive Award Plan are summarized below, but the summary is qualified in its entirety by reference to the Amended and Restated Incentive Award Plan itself, which is included as Appendix A.

Shares Subject to the Amended and Restated Incentive Award Plan

Under the Amended and Restated Incentive Award Plan, the aggregate number of common shares that may be granted is increased from 2,898,613 shares to 4,398,613 shares, subject to adjustment as described below. The Amended and Restated Incentive Award Plan provides for specific limits on the number of shares that may be subject to different types of awards and the amount of cash that can be paid with respect to different types of awards:

—	No more than 1,086,980 shares, subject to adjustment as described below, may be granted as awards to any one individual during any calendar year;

—	No more than $2,500,000 may be paid in cash with respect to one or more awards to any one individual during any calendar year.

These award limits are the same as the award limits as in effect prior to the adoption of the Amended and Restated Incentive Award Plan. The Amended and Restated Incentive Award Plan does not contain any increase in these award limits. In addition, the Amended and Restated Incentive Award Plan includes a $500,000 maximum on the value of awards to any director in any calendar year. This director award limit did not exist prior to the adoption of the Amended and Restated Incentive Award Plan.

Shares subject to awards that have expired, been forfeited or settled in cash, or repurchased by the Company by reason of a forfeiture provision may be added back to the Amended and Restated Incentive Award Plan and may be granted as new awards. Shares that are used to pay the exercise price for an option, shares withheld to pay taxes with respect to options and SARs, shares subject to an SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof, and shares purchased on the open market with the cash proceeds from the exercise of options will be cancelled and will not be added back to the number of shares available for grant under the Amended and Restated Incentive Award Plan. Shares granted under the Amended and Restated Incentive Award Plan may be previously authorized but unissued shares or shares bought on the open market or otherwise.

On April 10, 2014, the closing price of a common share on the NASDAQ Global Select Market was $12.68.

Administration

Generally, the Compensation Committee will act as Administrator and, to the extent necessary to comply with applicable law, the Compensation Committee will consist of at least two members of the board of directors who are “non-employee” directors for purposes of Section 16(b) of the Exchange Act, “independent directors” under the rules of any securities exchange or automated quotation system on which the shares are listed, and “outside directors” under Section 162(m) of the Code. The Administrator has the authority to, among other things:

—	select the individuals who will receive awards;

—	determine the type or types of awards to be granted;

—	determine the number of awards to be granted and the number of shares to which the award relates;

—	determine the terms and conditions of any award, including the exercise price and vesting;

—	determine the terms of settlement of any award;

—	prescribe the form of award agreement;

—	establish, adopt or revise rules for administration of the Amended and Restated Incentive Award Plan;

—	interpret the terms of, and any matters arising pursuant to, the Amended and Restated Incentive Award Plan, any award and any related programs;

—

make all other decisions and determinations that may be required pursuant to the Amended and Restated Incentive Award Plan or as the Administrator deems necessary or advisable to administer the Amended and Restated Incentive Award Plan; and

—	Accelerate wholly or partially the vesting or lapse of restrictions of any award (or portion thereof).

The Committee may delegate to a committee of one or more board members or one or more officers its authority to grant or amend awards with respect to participants other than individuals who are subject to Section 16 of the Exchange Act, employees who are, or could be, covered by Section 162(m) of the Code or the officers to whom the authority to grant or amend awards has been delegated, subject to any limitations under applicable law. In addition, the Board, acting by majority, will conduct the general administration of the Amended and Restated Incentive Award Plan with respect to awards granted to directors who are not employees of the Company. Further, the Board may exercise the rights and duties of the Compensation Committee as Administrator, except with respect to matters which are required to be determined in the sole discretion of the Compensation Committee under Rule 16b-3 of the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the shares are listed, quoted or traded.

The Committee or the Board may also amend the Amended and Restated Incentive Award Plan. However, the following plan amendments or plan-related actions require approval by our shareholders:

—	Increases in the number of shares reserved for issuance under the Amended and Restated Incentive Award Plan;

—	Reduction in the price per share of any outstanding option or stock appreciation right; and

—

Cancellation of any option or stock appreciation right in exchange for cash or another award when such option or stock appreciation right has a price per share exceeding the fair market value of the underlying shares.

In other respects, the Amended and Restated Incentive Award Plan may be wholly or partially amended, modified, suspended or terminated at the discretion of the Board or Compensation Committee. However, except as permitted in the Amended and Restated Incentive Award Plan or the applicable award agreement, amendments to the Amended and Restated Incentive Award Plan may not impair an awardee’s rights under a previously granted award without the awardee’s consent.

Eligibility

Awards under the Amended and Restated Incentive Award Plan may be granted to individuals who are our employees or employees of our affiliates, our non-employee directors and our consultants or consultants of our affiliates. However, options which are intended to qualify as incentive stock options may only be granted to qualifying employees. Currently, approximately 1,177 employees, 81 consultants and 6 non-employee directors provide services to us and our affiliates.

Awards

The following will briefly describe the principal features of the various awards that may be granted under the Amended and Restated Incentive Award Plan.

Options.    Options provide for the right to purchase common shares at a specified price, and usually will become exercisable in the discretion of the Administrator in one or more installments after the grant date. The option exercise price may be paid in cash, by check, shares of common shares which have been held by the option holder for such period of time as may be required by the Administrator to avoid adverse accounting consequences, through a broker-assisted cash-less exercise, or such other methods as the Administrator may accept from time to time. The Administrator may substitute SARs for options granted under the Amended and Restated Incentive Award Plan at any time prior to or upon exercise of such options.

Options may be granted for any term specified by the Administrator, but shall not exceed ten years. Options may not be granted at an exercise price that is less than the fair market value of our common shares on the date of grant (other than in connection with substitute awards). Additionally, the Administrator may not, without shareholder approval, re-price any options, including the cancellation of options in exchange for options with a lower exercise price.

Options may take two forms, non-qualified stock options (“NSOs”) and incentive stock options (“ISOs”).

ISOs will be designed to comply with the provisions of the Internal Revenue Code (the “Code”) and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions, ISOs must:

—

have an exercise price not less than the fair market value of common stock (or, if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (“10% shareholders”), 110% of the fair market value of common stock) on the date of grant;

—	be granted only to our employees and employees of any subsidiaries of the Company (as defined in Section 424(f) of the Code);

—	expire within a specified time following the option holder’s termination of employment;

—	be exercised within ten years (or, with respect to 10% shareholders, five years) after the date of grant; and

—	not be first exercisable for more than $100,000 worth of value, determined based on the exercise price, during any calendar year.

If an award purported to be an ISO fails to meet the requirements of the Code, then the award will instead be considered to be an NSO.

Restricted Stock.    A restricted stock award is the grant of common shares at a price determined by the Administrator (which price may be zero), is generally nontransferable and, unless otherwise determined by the Administrator at the time of award, may be forfeited upon termination of employment or service during a restricted period. Unless otherwise determined by the Administrator, and subject to any restrictions in the award agreement or the applicable award program, the participant will generally be entitled to vote the shares of restricted stock and/or receive dividends on such shares (other than dividends with respect to shares subject to performance vesting).

Stock Appreciation Rights.    SARs provide for the payment to the holder based upon increases in the price of common shares over a set base price, which may not be less than the fair market value of a common share on the date of grant (other than with respect to substitute awards). Payment for SARs may be made in cash, common shares or any combination of the two. The Administrator may not without shareholder approval re-price any SARs, including the cancellation of SARs in exchange for options or SARs with a lower exercise price. SARs become exercisable in the discretion of the Administrator. SARs may be granted for any term specified by the Administrator, but shall not exceed ten years.

Restricted Stock Units.    Restricted stock units represent the right to receive common shares (or the fair market value of such shares in cash) at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit award, we shall deliver to the holder of the restricted stock unit, unrestricted common shares, which will be freely transferable, or the fair market value of such shares in cash. The Administrator will specify the purchase price, if any, to be paid by the holder for the common shares.

Dividend Equivalents.    Dividend equivalents represent the value of the dividends per common share paid by the Company, calculated with reference to the number of shares covered by the dividend equivalent award. No dividend equivalent awards will be paid on unvested performance awards. No dividend equivalents shall be payable with respect to options or SARs.

Stock Payments.    Payments to participants of bonuses or other compensation may be made under the Amended and Restated Incentive Award Plan in the form of common shares. The number of shares will be determined by the Administrator, and may be based upon performance criteria, including the Performance Criteria (as defined in the Amended and Restated Incentive Award Plan).

Deferred Stock.    Deferred stock typically is awarded without payment of consideration and may be subject to vesting or other conditions, including satisfaction of performance criteria. Like restricted stock, deferred stock generally may not be sold or otherwise transferred until the vesting and/or other conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award (or portion thereof) has vested and is no longer subject to any other conditions, as applicable. Unless otherwise determined by the Administrator, recipients of deferred stock have no voting or dividend rights prior to the time when the vesting or other conditions are met and the deferred stock is delivered.

Deferred Stock Units.    Deferred stock units typically are awarded without payment of consideration and may be subject to vesting or other conditions, including satisfaction of performance criteria, including the Performance Criteria. A deferred stock unit shall entitle the recipient thereof to receive one share of common stock on the date such deferred stock unit becomes vested (and other conditions are removed or expire, if applicable) or upon a specified settlement date thereafter (which settlement date may (but is not required to be) be the date of the recipient’s termination of service at the Company or its affiliates). Deferred stock units generally may not be sold or otherwise transferred until the vesting and/or other conditions are removed or expire and/or following a specified settlement date thereafter. Unless otherwise determined by the Administrator, recipients of deferred stock units have no voting or dividend rights prior to the time when the vesting and/or other conditions are met and the shares of common stock are delivered.

Performance Award.    Performance awards are payable in cash, stock or a combination of both, and may be linked to satisfaction of performance criteria, including the Performance Criteria. The Committee has the authority to reduce the amount otherwise payable under a performance award upon attainment of the Performance Criteria.

Adjustments Upon Certain Events

The number and kind of securities that may be issued under the Amended and Restated Incentive Award Plan, the number and kind of securities subject to outstanding awards, terms and conditions (including performance targets or criteria) and the grant or exercise price of outstanding awards and the number and kind of securities for which automatic grants are subsequently to be made to non-employee directors pursuant to any non-employee director equity compensation policy will be proportionately adjusted as the Administrator deems appropriate, in its discretion, to reflect any stock dividends, stock split, combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the common shares or the share price of the common shares other than an equity restructuring.

In the event of any transaction or event described in the preceding paragraph, the Administrator is authorized to, among other things, provide that the awards granted under the Amended and Restated Incentive Award Plan (a) are terminated in exchange for cash or replaced with other rights or property, (b) are assumed by a successor or surviving corporation or substituted from similar rights of a successor or surviving corporation, (c) are exercisable or payable or fully vested with respect to all shares covered thereby, or (d) cannot vest, be exercised or become payable after such transaction or event.

In the event of an equity restructuring, the number and type of securities subject to outstanding awards and the exercise or grant price thereof will be equitably adjusted and the Administrator will make equitable adjustments, if any, as the Administrator deems appropriate to reflect the equity restructuring with respect to the number and kind of shares that may be issued under the plan (including, without limitation, any applicable award limits).

In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares or share price of common shares, including an equity restructuring, the Company may in its sole discretion refuse to permit the exercise of any award for a period of up to 30 days prior to the consummation of any such transaction.

Awards Not Transferable

Generally, the awards may not be pledged, assigned or otherwise transferred, other than by will or by laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. The Administrator may allow awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family or trusts for the benefit of family members. Further, award holders may, in the manner determined by the Administrator, designate a beneficiary to exercise his or her rights and receive any distributions with respect to awards after his or her death.

Miscellaneous

As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any award, the Company requires participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may be used to discharge minimum statutory tax withholding obligations, to the extent permitted by the Administrator.

The Amended and Restated Incentive Award Plan will expire and no further awards may be granted after April 9, 2024, the tenth anniversary of its approval by the Board.

Certain United States Federal Income Tax Consequences

The United States Federal income tax consequences of the Amended and Restated Incentive Award Plan under current Federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Amended and Restated Incentive Award Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m) of the Code, as discussed in further detail below. Alternative minimum tax and other Federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Non-Qualified Stock Options.    For Federal income tax purposes, the recipient of NSOs granted under the Amended and Restated Incentive Award Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NSOs, the optionee will realize ordinary income and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common shares at the date of exercise.

Incentive Stock Options.    An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Generally, upon the sale or other taxable disposition of the common shares acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the common shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the award exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the common shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction only to the extent the optionee has ordinary income upon sale or other disposition of the common shares.

Restricted Stock.    Generally, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will be taxed on the difference between the fair market value of the common shares and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the Amended and Restated Incentive Award Plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes ordinary income.

Stock Appreciation Rights.    No taxable income is generally recognized upon the receipt of a SAR. Upon exercise of a SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock Units.    A participant will generally not recognize taxable income upon grant of a restricted stock unit. However, when the shares (or the fair market value of such shares in cash) are delivered to the participant upon vesting, then the excess of value of such shares (or cash) at that time over the amount paid by the participant will be taxable to the participant as ordinary income. Generally the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Dividend Equivalents.    A participant will recognize taxable ordinary income on dividend equivalents as they are paid and the Company generally will be entitled a corresponding deduction.

Stock Payments.    A participant will recognize taxable ordinary income on the fair market value of the common shares delivered as payment of bonuses or other compensation under the Amended and Restated Incentive Award Plan and generally the Company will be entitled to a corresponding deduction.

Deferred Stock.    A participant will recognize taxable ordinary income on the fair market value of the shares on the date shares are delivered under a deferred stock award, and generally the Company will be entitled to a corresponding deduction.

Deferred Stock Units.    A participant will recognize taxable ordinary income on the fair market value of the shares on the date shares are delivered under a deferred stock unit award, and generally the Company will be entitled to a corresponding deduction.

Performance Awards.    A participant will recognize taxable ordinary income on the amount of cash paid (or value of stock received) under the performance award, and generally the Company will be entitled to a corresponding deduction.

Section 409A of the Code.    Certain awards under the Amended and Restated Incentive Award Plan, depending in part on particular award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of Section 409A of the Code. If the terms of such awards do not meet the requirements of Section 409A of the Code, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

Section 162(m) of the Code

Under Section 162(m) of the Code, in general, income tax deductions of publicly traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, stock option exercises) for certain executive officers exceeds $1 million in any one taxable year. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The Amended and Restated Incentive Award Plan has been structured with the intent that awards granted under the Amended and Restated Incentive Award Plan may meet the requirements for “performance-based” compensation and Section 162(m) of the Code. To the extent granted at an exercise price not less than the value of our common shares, options and SARs granted under the Amended and Restated Incentive Award Plan are intended to qualify as “performance-based” under Section 162(m) of the Code. Restricted stock, restricted stock units, performance awards, dividend equivalents, stock payments, deferred stock and deferred stock units under the Amended and Restated Incentive Award Plan may qualify as “performance-based” under Section 162(m) of the Code if they vest or become payable based solely upon attainment of pre-established goals based on the specified performance criteria in the Amended and Restated Incentive Award Plan. Performance awards may qualify as “performance-based” under Section 162(m) of the Code to the extent payable based solely on attainment of pre-established goals based on the specified performance criteria in the Amended and Restated Incentive Award Plan.

The performance criteria specified in the Amended and Restated Incentive Award Plan consist of the following (italicized items reflect new performance criteria or amendments to existing criteria as set forth in the Amended and Restated Incentive Award Plan):

—	net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, and (D) amortization)
—	net income (either before or after taxes)
—	operating earnings or profit
—	return on assets or net assets
—	return on stockholders’ equity
—	return on sales
—	costs or reduction in costs
—	expenses
—	earnings or loss per share
—	price per share of common stock
—	market share
—	revenue growth or product revenue growth
—	pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus)
—	economic value-added models or equivalent metrics
—	regulatory achievements and compliance
—	customer growth
—	recruiting and maintaining personnel
—	supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of our products)

—	financial ratios, including those measuring liquidity, activity, profitability or leverage
—

financing and other capital raising transactions (including sales of our equity or debt securities; factoring transactions; sales or licenses of our assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions)

—	gross or net sales or revenue
—	adjusted net income
—	cash flow (including, but not limited to, operating cash flow and free cash flow)
—	return on capital
—	total stockholder return
—	gross or net profit or operating margin
—	funds from operations
—	working capital
—	adjusted earnings per share
—	implementation or completion of critical projects
—	economic value
—	operating income (either before or after taxes)
—	appreciation in and/or maintenance of the price of the common stock or any other publicly-traded securities
—	comparisons with various stock market indices
—	customer satisfaction
—	employee satisfaction
—

strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors))

—	co-development, co-marketing, profit sharing, joint venture or other similar arrangements)
—	cost of capital or assets under management
—

implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures

All of the foregoing may be (1) measured (a) in absolute terms or as compared to any incremental increase or decrease, or (b) as compared to results of a peer group or to market performance indicators or indices, and (2) calculated in accordance with applicable accounting standards or other principles, standards or methodology as determined by the Administrator.

If the Amended and Restated Incentive Award Plan is approved by our shareholders and the other requirements of Section 162(m) of the Code are met, the Compensation Committee may (but is not required to) grant awards under the Amended and Restated Incentive Award Plan that are intended to constitute “performance based” compensation under Section 162(m) of the Code. However, even if we intend to grant compensation that qualifies as “performance-based” compensation for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

New Plan Benefits

Except with respect to annual equity awards to which certain employees (including Mr. Roush, Mr. Buckley, Mr. Glastra and Ms. Mulryan) are entitled under their employment agreements or offer letters, which are shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended and Restated Incentive Award Plan will be determined in the discretion of the Administrator in the future, and the Administrator has not made any determination to make future grants to any such persons under the Amended and Restated Incentive Award Plan as of the date of this proxy statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended and Restated Incentive Award Plan or the benefits that would have been received by participants (other than the employees who are entitled to awards under their employment agreements or offer letters) if the Amended and Restated Incentive Award Plan (as amended and restated) had been in effect in the year ended December 31, 2013.

Name and Position	Dollar Value ($)		Number of Restricted Stock Units
John Roush Chief Executive Officer	1,092,005	(1)	111,657
Robert Buckley Chief Financial Officer	530,409	(1)	54,234
Matthijs Glastra Vice President, Group President of Laser Products and Medical Technologies	152,000	(1)	15,542
Deborah Mulryan Vice President, Human Resources	125,008	(1)	12,782
Jamie B. Bader Former Vice President, Group President of Precision Motion and Technologies	–		–
All current executive officers as a group	1,899,422	(1)	194,215
All current non-employee directors as a group	–		–
All employees except current executive officers as a group	738,250	(1)	77,817

(1)	Under their respective employment agreements and offer letters, Mr. Roush, Mr. Buckley, Mr. Glastra, Ms. Mulryan and certain non-executive officers are entitled to annual equity awards with a value equal to a specified percentage of base salary (based on the fair market value of the Company’s common stock on the date of grant). As a result, the dollar value of future annual grants to such persons (the next of which is expected to occur in 2015) and the future number of units to be granted to such persons are not determinable and the amounts set forth in this table reflect the amounts that were received under the Incentive Award Plan in 2013 (and would have been received under the Amended and Restated Incentive Award Plan if it had been in effect).

Required Vote

The affirmative vote of a majority of the common shares represented and cast in respect of this matter at the 2014 Annual and Special Meeting is required to approve the Amended and Restated Incentive Award Plan. Abstentions and broker non-votes will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED INCENTIVE AWARD PLAN.

ITEM 4–APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the 2014 Annual and Special Meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm to serve until the 2015 annual meeting of shareholders, or until such firm’s earlier resignation or removal. PricewaterhouseCoopers served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013.

The Audit Committee of the Board completed a competitive process to recommend the engagement of the Company’s independent registered public accounting firm for the year ended December 31, 2013. As a result of this process, and in order that PricewaterhouseCoopers could assume office immediately and to comply with the requirements of the Business Corporations Act (New Brunswick), on April 12, 2013, the Board, upon the recommendation of the Audit Committee, requested that Ernst & Young resign as the Company’s independent registered public accounting firm. Effective as of April 18, 2013, the Board approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Ernst & Young’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Ernst & Young on the effectiveness of internal control over financial reporting as of December 31, 2012 and 2011 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent interim period through April 12, 2013, there were no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in their reports on the financial statements for such years. During the fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent interim period through April 12, 2013, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that, as reported in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, the Company reported a material weakness in its internal control over financial reporting during such fiscal year, which was remediated as of December 31, 2011.

The Company provided Ernst & Young with a copy of the disclosures included in its Current Report on Form 8-K filed on April 18, 2013 (the “Current Report”). The Company requested that Ernst & Young furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in the Current Report. A copy of Ernst & Young’s letter dated April 16, 2013 was attached as Exhibit 16.1 to the Current Report.

During the fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent interim period through April 17, 2013, neither the Company nor anyone acting on its behalf consulted with PricewaterhouseCoopers with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

We expect a representative of PricewaterhouseCoopers to be present at the meeting to answer appropriate questions and to have an opportunity to make a statement if desired. A representative of Ernst & Young will not be present at the meeting.

Required Vote

The affirmative vote of a majority of the common shares represented and cast in respect of this matter at the 2014 Annual and Special Meeting is required to approve the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm to serve until the 2015 annual meeting of shareholders. Abstentions will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal. Because brokers have discretionary authority to vote on the appointment of PricewaterhouseCoopers, we do not expect any broker non-votes in connection with this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS APPOINTMENT.

Independent Registered Public Accounting Firm Fees and Services

Set forth below are the fees paid by the Company to its independent registered public accounting firm, PricewaterhouseCoopers, for the fiscal year ended December 31, 2013, and to Ernst & Young, the Company’s prior independent registered public accounting firm, for the fiscal year ended December 31, 2012.

	2013	2012
Audit Fees (1)	$1,565,000	$1,819,000
Audit-Related Fees (2)	158,000	–
Tax Fees (3)	366,000	120,000
All Other Fees (4)	1,900	1,995

Total	$2,090,900	$1,940,995

(1)	Consists of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the Company’s interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Represents fees billed for acquisition due diligence.

(3)	Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	Represents fees billed for online research tools.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance, or the engagement is entered into pursuant to the pre-approval procedure described below.

Pursuant to the Audit Committee Charter, the Audit Committee may delegate pre-approval authority to an individual member of the Audit Committee, provided that the decisions of any individual Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated to the Chairman of the committee the authority to pre-approve any audit, non-audit or other service provided to the Company by the Company’s independent registered public accounting firm, except for the annual audit engagement and fees, which must be approved by the committee. The prior approval of the Audit Committee or the pre-approval of the designated member of the Audit Committee was obtained for all services provided by PricewaterhouseCoopers in fiscal 2013.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

In addition to fulfilling its responsibilities as set forth in its charter and further described below in “Corporate Governance–Board Committees and Meetings–The Audit Committee,” the Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2013. Discussions about the Company’s audited financial statements included its independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its financial statements, as well as other matters, as required by the statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board (“AS 16”) and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.	The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2013 with the Company’s management.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under AS 16.

3.	The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Mr. Ira J. Lamel (Chairperson)

Mr. Dominic A. Romeo

Mr. Thomas N. Secor

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

Set forth below is information regarding the Company’s current executive officers who are not also directors. Information concerning John A. Roush, our Chief Executive Officer, may be found above in the section entitled “Item 1–Election of Directors” on page 7 of this management proxy circular.

Robert Buckley	Chief Financial Officer

Age:    40

Executive Officer Since: March 2011

Mr. Buckley was appointed the Company’s Chief Financial Officer on March 31, 2011. Prior to joining the Company in February 2011, Mr. Buckley served for ten years in various financial positions of increasing responsibility at PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets. From September 2008 to February 2011, Mr. Buckley served as Vice President and Chief Financial Officer of PerkinElmer’s Environmental Health business. From September 2005 to September 2008, Mr. Buckley was Chief Financial Officer of PerkinElmer’s Asian operations. From April 2001 to August 2005, Mr. Buckley served in various financial management roles at PerkinElmer. Prior to joining PerkinElmer, Mr. Buckley held management positions with Honeywell International, Inc. (formerly AlliedSignal, Inc.) and Georgeson & Company, Inc.

Matthijs Glastra	Vice President, Group President of Laser Products and Medical Technologies

Age:    45

Executive Officer Since: October 2012

Mr. Glastra was appointed the Company’s Vice President and Group President of Laser Products on October 15, 2012, and became Vice President and Group President of Laser Products and Medical Technologies in November, 2013. Mr. Glastra joined the Company in 2012 after an 18-year career with Philips, where he most recently served as Chief Executive Officer of Philips Entertainment Lighting from June 2012 to October 2012. He previously served as Executive Vice President of Worldwide Operations and Chief Operating Officer of Philips Lumileds from July 2007 to June 2012, and general manager of various Philips business units, including Philips LCD Backlighting and Philips Semiconductors, from March 2001 to July 2007. He also served as Director of Corporate Strategy in the Philips corporate headquarters from January 1999 to March 2001. Mr. Glastra holds a Master of Science Degree in Applied Physics from Delft University of Technology, as well as an Advanced Engineering Degree in Applied Physics and Electronics from ESPCI in Paris, France, and an MBA from INSEAD.

Deborah A. Mulryan	Vice President, Human Resources

Age:    60

Executive Officer Since: September 2011

Ms. Mulryan was appointed the Company’s Vice President, Human Resources on September 6, 2011. Prior to joining the Company in September 2011, Ms. Mulryan served for almost thirty (30) years in various Human Resources and strategic planning leadership roles. Ms. Mulryan joined the Company from Sycamore Networks, Inc. where she served as the Vice President of Human Resources from February 2008 to September 2011. Previously, she was the Senior Vice President of Human Resources for Cantata Technology, Inc. from October 2006 to January 2008, the Senior Vice President of Human Resources for MatrixOne, Inc. from May 2004 to October 2006, Strategic Business Partner for the Analog Semiconductor Components Division of Analog Devices, Inc. from September 1997 to April 2004, and the Vice President of Client Services and the Vice President of Operations for Fidelity Investments from February 1992 to September 1997.

CORPORATE GOVERNANCE

The Board of Directors

The Board is elected annually and each of our directors stands for election every year. Presently, the Board is comprised of seven directors, and all except Mr. Roush have been determined by the Board to be independent under the rules of The NASDAQ Stock Market LLC, or NASDAQ. In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth by NASDAQ. The independent directors are Stephen W. Bershad, Harry L. Bosco, Dennis J. Fortino, Ira J. Lamel, Dominic A. Romeo and Thomas N. Secor. Mr. Roush is not independent because he is the Company’s Chief Executive Officer.

In evaluating and determining the independence of the directors, the Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and entities with which some of the directors are or have been affiliated and that the Company may have other relationships with its directors. Specifically, the Board considered that Mr. Bershad is a significant shareholder of the Company. The Board determined that this relationship did not impair Mr. Bershad’s independence.

Please see the biography of each director under the section entitled “Item 1–Election of Directors” above for the public company boards on which each director serves.

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and through delegation of specific responsibilities to its committees, the Chairman of the Board and officers of the Company. The Board has established three standing committees to assist with its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has a charter defining its responsibilities. The Board of Directors does not have an executive committee.

The Company’s By-Laws require the Chairman of the Board to be a director and provide the Board with the ability to appoint the Chief Executive Officer of the Company as the Chairman of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. We recognize that different board leadership structures may be appropriate for companies in different situations.

Based on the Company’s present circumstances, the Board believes that the Company and its shareholders are best served by having Mr. Bershad serve as its Chairman of the Board and Mr. Roush serve as its Chief Executive Officer. Our current leadership structure permits Mr. Roush to focus his attention on managing our Company and permits Mr. Bershad to manage the Board. Accordingly, we believe our current leadership structure is the optimal structure for us at this time.

The Board recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business and our shareholders. While our senior executives, including the Chief Executive Officer and Chief Financial Officer, have responsibility for the day-to-day assessment and management of business risks, the Board maintains responsibility for creating an appropriate culture of risk management and setting a proper “tone at the top.” In this role, the Board, directly and through its committees, takes an active role in overseeing our aggregate risk potential and in assisting our executives with addressing specific risks, including competitive, legal, regulatory, operational and financial risks. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Board Committees and Meetings

The Board maintains three standing committees whose functions are described below. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors. The following table sets forth the membership of the Board’s standing committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Stephen W. Bershad		CHAIR	X
Harry L. Bosco			X
Dennis J. Fortino		X	CHAIR
Ira J. Lamel	CHAIR	X
Dominic A. Romeo	X
John A. Roush
Thomas N. Secor	X		X

Each standing committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed and updated periodically as legislative and regulatory developments and business circumstances warrant. The committee charters are available in their entirety on our website at http://www.gsig.com in the Investors Relations section, under the Corporate Governance tab.

Meetings

The Board and standing committees met as follows during the year ended December 31, 2013:

Name	Number of Meetings
Board of Directors	5
Audit Committee	9
Compensation Committee	4
Nominating and Corporate Governance Committee	4

The independent directors also meet routinely in executive session in connection with regular meetings of the Board. Mr. Bershad presides over all executive sessions at which he is present.

Currently, we do not maintain a formal policy regarding director attendance at the annual meeting; however, it is expected that absent compelling circumstances directors will attend. In 2013, all seven directors attended the annual meeting of shareholders.

During 2013, each director attended all Board meetings and all meetings of committees on which the director served, except that one director attended 94% of such meetings.

The Audit Committee

The Audit Committee consists of Mr. Lamel, Mr. Romeo and Mr. Secor, with Mr. Lamel serving as Chairman. All members of the Audit Committee meet the membership requirements of NASDAQ, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member of the Audit Committee is independent under the listing standards of NASDAQ and the rules of the SEC regarding audit committee membership. The Board has further determined that Mr. Lamel is an “audit committee financial expert” as defined by the SEC.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm, and is responsible for reviewing and discussing with management and the independent registered public accounting firm our audited consolidated financial statements included in our Annual Report on Form 10-K and our interim financial statements. The Audit Committee also reviews the independence and quality control procedures of the independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, and discusses with management the Company’s policies with respect to risk assessment and risk management.

The Compensation Committee

The Compensation Committee consists of Mr. Bershad, Mr. Fortino and Mr. Lamel, with Mr. Bershad serving as Chairman. All members of the Compensation Committee meet the membership requirements of NASDAQ, and each member of the Compensation Committee is independent under the listing standards of NASDAQ regarding compensation committee membership.

The Compensation Committee is responsible for assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans and determining executive compensation.

For a discussion of the Compensation Committee’s processes and procedures for considering and determining compensation for our officers, please see the “Compensation Discussion and Analysis” section below.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “NCG Committee”) consists of Mr. Fortino, Mr. Bershad, Mr. Bosco and Mr. Secor, with Mr. Fortino serving as Chairman. All members of the NCG Committee meet the membership requirements of NASDAQ.

The NCG Committee is responsible for: (a) identifying individuals qualified to become Board members and recommending such individuals to the Board as director nominees; (b) developing and recommending to the Board a set of corporate governance principles applicable to the Company; (c) reviewing the qualifications of directors eligible to become members of the different committees of the Board and recommending to the Board director nominees for each committee; (d) overseeing periodic performance reviews of the Board; and (e) evaluating and making recommendations to our Board regarding director compensation.

Selection and Evaluation of Director Candidates

In searching for qualified director candidates for election to the Board and to fill vacancies on the Board, the NCG Committee solicits current directors for the names of potentially qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. The NCG Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, and in the event there is or is expected to be a vacancy on the Board, will consider suggestions from shareholders for nominees for election as directors and evaluate such suggested nominees on the same terms as candidates identified by directors, officers, outside advisors or search firms selected by the NCG Committee.

The criteria that the NCG Committee has established regarding the minimum qualifications for nominees are available on the Company’s website at http://www.gsig.com, in the “Investor Relations” section, under the Corporate Governance tab, with the title of “New Director Selection Process.” The criteria center on finding candidates who have the highest level of integrity, are financially literate, have motivation and sufficient time to devote themselves to Company matters and who have skills that complement the skills and knowledge of the current directors. The Board and NCG Committee have not established a formal policy on the consideration of diversity in director candidates.

Once potential candidates are identified, the NCG Committee reviews the backgrounds of those candidates, conducts interviews of candidates and establishes a list of final candidates. To the extent practicable, final candidates are then interviewed by each member of the NCG Committee, the Chairman of the Board and the Chief Executive Officer. Reasonable efforts are made to have all remaining directors interview final candidates.

The NCG Committee and the Board have not established a formal policy with regard to the consideration of director candidates recommended by shareholders. This is due to the following factors: (i) the limited number of such recommendations, (ii) the need to evaluate such recommendations on a case-by-case basis, and (iii) the expectation that recommendations from shareholders would be considered in the same manner as recommendations by directors, officers, outside advisors or search firms in the event there is or is expected to be a vacancy on the Board.

Any shareholder who intends to recommend a candidate to the NCG Committee for nomination as a director should deliver written notice to the Company with the following information: (a) the suggested candidate’s biographical data (including business experience, service on other boards, and academic credentials), (b) all transactions and relationships, if any, between the recommending shareholder or such candidate, on the one hand, and the Company or its management, on the other hand, as well as any relationships or arrangements, if any, between the recommending shareholder and the candidate and any other transactions or relationships of which the Board should be aware in order to evaluate such candidate’s potential independence as a director, (c) details of whether the candidate or the recommending shareholder is involved in any on-going litigation adverse to the Company or is associated with an entity which is engaged in such litigation and (d) whether the candidate or any company for which the candidate serves or has served as an officer or director is, or has been, the subject of any bankruptcy, SEC or criminal proceedings or investigations, any civil proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations. The notice must also contain a written consent confirming the candidate’s (a) consent to be nominated and named in the Company’s management proxy circular and, if elected, to serve as a director of the Company and (b) agreement to be interviewed by the NCG Committee and submit additional information if requested to do so. Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the NCG Committee, in the event there is or is expected to be a vacancy on the Board, to complete its review in a timely fashion.

Under the Company’s Articles, a shareholder may propose a director candidate for inclusion in the Company’s notice of meeting if the proposal is signed by one or more holders of shares representing in the aggregate not less than 5% of the common shares of the Company entitled to vote at the shareholders’ meeting at which the nomination is to be presented. Any shareholder, as described in the preceding sentence, wishing to propose a director candidate for inclusion in the Company’s notice of meeting must provide notice to the Company by February 14, 2015 and include the information about such nominee as discussed above with respect to director candidates recommended by shareholders.

Communications with the Board

The Board has not established a formal process for shareholders to send communications to the Board and/or individual directors due to the limited number of such communications historically. However, the names of all directors are available to shareholders in this management proxy circular and on the Company website. If the Company receives any shareholder communication intended for the full Board or any individual director, the Company will forward all such communications to the full Board or such individual director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate. Any shareholder communications should be sent to: GSI Group Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, Attention: Investor Relations.

Code of Ethics and Business Conduct

All of the Company’s directors, officers and employees must act in accordance with the Code of Ethics and Business Conduct, which has been adopted by the Company’s Board of Directors. A copy of the Code of Ethics and Business Conduct is available on the Company’s website at http://www.gsig.com in the “About GSI Group” section. The Company intends to satisfy the disclosure requirement under Nasdaq rules regarding waivers or under Item 5.05 of Form 8-K regarding disclosure of an amendment to, or waiver from, a provision of this Code of Ethics and Business Conduct with respect to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on the Company’s website discussed above, unless a Form 8-K is otherwise required by law or applicable listing rules.

Orientation and Continuing Education

The Company’s Corporate Governance Guidelines provide that directors are expected to participate in an orientation program within six months of the annual meeting at which new directors are elected or the date on which new directors are appointed. In addition, the Company may periodically make available to its directors continuing educational opportunities designed to assist them in performing their Board and committee functions.

Assessments

The NCG Committee is responsible for annually overseeing a review of the performance of the Board, and each of the NCG Committee, Audit Committee and Compensation Committee is responsible for annually reviewing such committee’s own performance. In December 2013, the NCG Committee adopted a self-evaluation questionnaire for the Board and each of the Board’s standing committees. Each director completed a questionnaire evaluating the performance of the Board as a whole and each committee on which such director served, and a summary of the results of these self-evaluations was discussed by the Board at its March 7, 2014 meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

The following details the Company’s philosophy and policies regarding executive compensation, the process that is used to set executive compensation within the Company, the elements of the executive compensation program, and the role of the Compensation Committee of the Board of Directors of GSI Group Inc. and the executive staff in setting executive compensation. In this section, the terms, “we”, “our”, and “us” refer to the Company, and the “Board” and “Board of Directors” refer to the Board of Directors of GSI Group Inc., unless otherwise specified.

The following executives are our named executive officers for fiscal 2013:

—	John A. Roush, our Chief Executive Officer;

—	Robert J. Buckley, our Chief Financial Officer;

—	Matthijs Glastra, our Vice President, Group President of Laser Products and Medical Technologies

—	Deborah A. Mulryan, our Vice President, Human Resources; and

—	Jamie B. Bader, our former Vice President, Group President of Precision Motion and Technologies who resigned effective on November 29, 2013.

Executive Summary

Compensation Philosophy

The Compensation Committee evaluates and sets executive compensation consistent with the Company’s philosophy to provide a compensation package that incentivizes and retains a highly qualified executive team and rewards both short-term and long-term sustainable performance as measured against established goals. Our executive compensation structure seeks to promote this philosophy through a combination of the following types of awards: base salary, cash bonus incentive awards and long-term equity-based incentive awards in the form of service-based restricted stock units. The key elements of our stated philosophy are as follows:

—

Pay-for-Performance.    The Compensation Committee reviews the overall design of our executive compensation program on an annual basis to ensure that our executive compensation is aligned with both annual and long-term performance goals.

—

Compensation mix with a larger percentage of “at-risk” compensation.    Through the adoption of a compensation structure offering both cash based and equity-based incentives, the Compensation Committee has increased the percentage of “at-risk” compensation for named executive officers. The Compensation Committee may also consider further increasing the emphasis on “at-risk” elements of compensation in the future by reducing or maintaining base salaries and increasing short-term and/or long-term incentive potentials.

—	Prudent corporate governance. We are committed to maintaining a prudent corporate governance model and to continually improving our compensation practices and policies. Key practices include:

¡	Annual review of the compensation philosophy of the Company by the Compensation Committee.

¡	Maintenance of a Compensation Committee composed entirely of independent, non-employee directors who satisfy applicable independence requirements.

¡	Engagement of an independent outside compensation consultant, Towers Watson, to perform market-based analyses of competitive pay levels and practices for key positions within the company.

For a full description of our 2013 executive compensation program, please see “Executive Compensation Philosophy” and “Executive Compensation and Comparable Company Data.”

Highlights of our 2013 Executive Compensation Program

During 2013, we continued to implement compensation practices and arrangements that reinforce our compensation philosophy. A summary of such compensation practices are set forth below:

—

Continuation of the Senior Management Incentive Plan (“SMIP”), a pay-for-performance compensation structure for senior executives, which seeks to balance the percentage of compensation provided in the forms of base salary, cash bonus incentive awards and long-term equity-based awards. The SMIP provides a competitive market-based compensation structure with direct alignment to shareholder interests that enables the Company to attract and retain key management talent.

—

Equity incentive awards were granted pursuant to the SMIP to align executive compensation with the long-term goal of enhancing shareholder value and to promote executive retention with the Company by granting awards that vest over three years.

—

The cash bonus incentive awards pursuant to the SMIP are determined based on several performance metrics, based on the Board’s belief that the Company’s growth and future success are dependent upon the achievement of both financial results and key business goals that are not necessarily financial in nature. The metrics are: (1) reportable segment adjusted EBITDA target, (2) Company adjusted EBITDA target, (3) individual non-financial objectives. The Company currently defines adjusted EBITDA as earnings before deducting interest expense (net of interest income), income taxes, depreciation, amortization, non-cash stock-based compensation and other non-recurring or non-operating charges. The respective adjusted EBITDA target levels of performance are correlated with the Company’s annual sales and income growth objectives. The individual, non-financial performance objectives target strategic, operational and organizational goals and objectives within the Company, which are aligned to the Company’s overall strategic and financial success. See the “Executive Compensation Program Elements” section below for additional information about the performance metrics applicable to the 2013 cash bonus incentive awards.

In addition to the compensation practices described above, the Company has agreed to certain compensation terms and conditions that are set forth in employment or severance agreements or letters with the named executive officers. For a full description of the Company’s executive compensation program, please also see “Executive Compensation Program Elements.” For a description of the employment and severance agreements and letters, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments upon Termination or Change of Control”.

Compensation Committee Members and Independence

The Compensation Committee is comprised of Messrs. Bershad, Fortino and Lamel. None of the current members were, at any time, officers or employees of the Company or its subsidiaries and the Board has determined that each member of the Compensation Committee is an independent director under the applicable rules of NASDAQ.

Role of the Compensation Committee

The Compensation Committee is responsible for designing, implementing and evaluating the Company’s executive compensation plans and policies. Among its responsibilities, the Compensation Committee establishes our compensation philosophy and the framework for determining the compensation of our named executive officers and reviews, evaluates and approves base salaries, cash based incentives, long-term equity-based incentives and all other forms of compensation for these individuals.

The Compensation Committee receives advice and input, as applicable, from the Board of Directors, the Chief Executive Officer of the Company (the “CEO”), members of management, outside consultants, human resources representatives and the Company’s outside legal counsel on compensation issues and regarding general compensation policies, including the appropriate level and mix of compensation for executive officers.

The Compensation Committee operates pursuant to a written charter (the “Charter”). The Charter sets forth the Compensation Committee’s purpose, composition, authority, responsibilities, and procedures. The Compensation Committee reviews the Charter and recommends any proposed changes to the Board. The Charter is available at the Investor Relations page of the Company’s website (http://gsig.investorroom.com/charters). In summary, the Compensation Committee has been established by the Board to determine the appropriate compensation of the Company’s senior management. The Compensation Committee meets as often as the chair of the Compensation Committee deems necessary or advisable to fulfill its responsibilities. The Compensation Committee reports its actions and recommendations to the full Board of Directors at each quarterly meeting of the Board of Directors. The Compensation Committee meets in executive session and, where appropriate, with members of management, including the CEO, outside consultants, human resources representatives and the Company’s outside legal counsel.

The Compensation Committee establishes all elements of compensation paid to the CEO, including the establishment of goals and objectives for the CEO, evaluation of the performance of the CEO in light of those goals and objectives and determination and approval of the compensation payable to the CEO based on such evaluation. The Compensation Committee has sole authority to determine the CEO’s compensation and the CEO may not be present during voting or deliberations concerning his compensation.

The CEO is authorized by the Compensation Committee to evaluate the performance of the other named executive officers annually, or semi-annually with respect to cash-based incentives, and reports his findings to the Compensation Committee, together with his recommendations for compensation adjustments. The Compensation Committee meets with the CEO to discuss his evaluations and recommendations and retains the ultimate responsibility and authority for all compensation decisions made with respect to each of the named executive officers. Additionally, the Compensation Committee reviews and approves the establishment of the performance objectives, including the target financial objectives for the cash based incentives, applicable to each of the named executive officers.

In its review of compensation to the named executive officers, the Compensation Committee assesses whether the Company’s financial performance for the preceding year justifies adjustments to base salaries and granting of equity-based compensation. With regard to the cash bonus incentives, which are payable based on semi-annual performance targets, the Compensation Committee reviews (and, if necessary, certifies) performance against all objectives to confirm the appropriate level of payout. In addition, from time to time, the Compensation Committee may consider discretionary bonuses for performance exceeding expectations. The Compensation Committee then recommends its compensation proposal to the full Board for its approval.

Pursuant to the Charter, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee, to the extent consistent with the Company’s Articles of Association, Bylaws, Corporate Governance Guidelines, applicable law and NASDAQ rules, except that it may not delegate its responsibilities for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code, by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the Securities Exchange Act of 1934 pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

Executive Compensation Philosophy

The Company’s compensation policy seeks to build long-term sustainable shareholder value by tying compensation to financial performance and important Company goals, and by incentivizing and retaining a highly qualified executive team in an extremely competitive market for talent. Accordingly, the Compensation Committee believes executive compensation packages provided by the Company to its named executive officers should include both cash and equity-based compensation that reward performance as measured against established goals.

The following principles guide the Company’s executive compensation program:

—	provide competitive compensation to attract and retain executive talent with the capability to lead within a global company;

—	emphasize variable pay to align executive compensation with the achievement of results that drive the Company’s business strategy;

—

use equity-based incentive plans to tie a significant portion of compensation to the Company’s long-term results, to align the executive’s financial interests with those of our shareholders and to facilitate an ownership culture among executives;

—

design executive compensation programs that are affordable for the Company, including their impact on earnings and cash flow, that do not promote inappropriate or excessive risk-taking and that are flexible to respond to the changing needs of the business; and

—	provide transparency so that both executives and other stakeholders understand the executive compensation program and the objectives it seeks to achieve.

Executive Compensation and Comparable Company Data

Generally, the Compensation Committee reviews each named executive officer’s total compensation each year and, in connection therewith, considers market data for similar positions at other public companies and other relevant sources. The Compensation Committee works directly with the Company’s human resources organization, which evaluates and presents the Compensation Committee with information gathered from public sources for officers at other public companies in order to help the Compensation Committee assess whether the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to executive officers at other public companies.

The Compensation Committee does not believe it is appropriate to set executive compensation levels based exclusively on compensation surveys and comparable company data. Rather, the Compensation Committee uses these surveys and comparable company data as tools for internally assessing whether the Company’s executive compensation program is, in the aggregate, reasonable in scope, market-competitive, and consistent from year to year. The surveys referenced by the Compensation Committee in 2013 include the 2012 Towers Watson CDB General Industry Executive Compensation Survey, 2012 Towers Watson’s Top Management Compensation Survey, and the 2012 Mercer Executive Compensation Survey. All survey data was updated using a 3.0% aging factor upon the recommendation of Towers Watson. When making its determinations, the Compensation Committee was not aware of the constituent companies used in such surveys or any other surveys described herein. Other important factors that drive compensation decisions include individual qualifications and expertise, responsibility, particular industry and market conditions of a business segment, complexity of position and specific market factors in the locations in which our named executive officers are employed. The Compensation Committee also considers the performance of the Company’s named executive officers on an individual basis before determining the compensation arrangement for each of them.

The Compensation Committee may retain the services of advisors and it has the budgetary authority to hire such advisors as it deems necessary. Towers Watson, a leading global professional services company well known for its executive compensation practice, was engaged in prior years and in 2013, at the request of the Compensation Committee, to provide independent guidance regarding current market-based compensation structures, pay practices and rates of compensation for positions identified as named executive officer positions. The Company has assessed the independence of Towers Watson and its representatives and has determined that no conflicts of interest exist.

In addition to reviewing the general publicly-available survey data described above, the Compensation Committee also develops a list of competitor companies for consideration as the Company’s peer group based on relevant factors including, industry, fiscal year and trailing twelve months revenue, market capitalization, total shareholder return and EBITDA. The peer group list is reviewed, amended and approved on an annual basis by the Compensation Committee. The external advisor, Towers Watson, is asked to develop a compensation report that identifies market-based compensation structures, pay practices and rates of compensation for targeted positions as compared to the Company’s peer group. The peer group used in the 2013 Executive Market Review report prepared by Towers Watson dated February 2013 was comprised of the following companies:

Analogic Corp.

Coherent Inc.

Newport Corp.

Rofin-Sinar Technologies Inc.

II-VI Inc.

Cymer Inc.

IPG Photonics Corporation

Electro Scientific Industries Inc.

Zygo Corp.

The source data for the analysis is a blend of peer group proxy data and standard Executive Compensation Survey report data. The Towers Watson reports are provided to the Compensation Committee to be used as a reference point when considering compensation packages for new hire named executive officers and are also generally requested on an annual basis for the Chief Executive Officer and Chief Financial Officer positions and on an every other year basis for all other named executive officers. The consultant fees for these services have not been significant.

In summary, in order to determine the competitiveness of the Company’s overall compensation for executive officers, the Company reviews data provided by its external advisor, including compensation for comparable positions within its industry, the historical compensation levels of the executive officers and the individual performance of the executive officers evaluated against their individual objectives established for the preceding year, as applicable. These factors were considered in the compensation decisions made in 2013 including the compensation adjustments made for the named executive officers.

Shareholder Say-On-Pay Vote

At our 2013 annual meeting of shareholders, the Company provided our shareholders with the opportunity to cast an annual advisory vote on executive compensation. Over 98% of the votes cast on this “2013 say-on-pay vote” were voted in favor of the proposal. We have considered the 2013 say-on-pay vote and we believe that the overwhelming support of our shareholders for 2013 say-on-pay vote indicates that our shareholders are generally supportive of our approach to executive compensation. Thus, the Company did not make any changes to its executive compensation arrangements in response to the 2013 say-on-pay vote. In the future, the Company will continue to consider the outcome of the say-on-pay votes when making compensation decisions regarding its named executive officers.

Executive Compensation Program Elements

Executive compensation at the Company includes base salary, short-term cash bonus incentives, long-term equity-based incentives, employee benefits and, in certain situations, severance and other compensation. These elements were selected because the Compensation Committee believes they are necessary to help us attract and retain executive talent which is fundamental to our success. The elements of compensation may vary among executives based on the Compensation Committee’s determination as to what is appropriate under the policies set forth above. Below is a summary of the current executive compensation programs as they relate to our named executive officers.

The following graphs depict the average target pay mix of base salary, short-term cash bonus incentives and long-term equity-based incentives, for our Chief Executive Officer and Chief Financial Officer and for our other named executive officers (other than Mr. Bader).

(1)	Based on: annual base salary, annual target bonus and annual equity grant per their 2013 compensation packages.

(2)	Based on: annual base salary, annual target bonus and annual equity grant per their 2013 compensation packages for Mr. Glastra and Ms. Mulryan.

Base Salary

Base salary is intended to be a fixed level of competitive income and is compensation for services rendered in the job that the named executive officer was hired to perform. In setting base salary, the Compensation Committee considers qualifications and experience, prior employment (including historical compensation), industry knowledge, scope and complexity of responsibilities (including potential growth in responsibilities), individual performance, quality of leadership, internal pay equity, survey data, and tax deductibility. No specific weighting is applied to the factors. Salaries are set once per year as part of the compensation review process. Annual increases to salaries, when approved and implemented, are based on individual performance, peer group data and cost of living adjustments. The annual base salaries for 2013 for each of our named executive officers are listed below:

	Annual Base Salary
Mr. Roush	$546,000
Mr. Buckley	$353,600
Mr. Bader	$315,180	(1)
Mr. Glastra	$380,000
Ms. Mulryan	$250,000

(1)	Employment terminated on November 29, 2013.

Cash Bonus Incentives

In 2013, the Compensation Committee implemented the SMIP for key management team members, including our named executive officers. The SMIP includes cash bonus incentives that are intended to motivate and reward the Company’s key management team members for driving short-term performance within their respective organizations and across the Company, with the ultimate goal of creating shareholder value. The cash bonus incentives pursuant to the SMIP are earned semi-annually. The cash bonus incentives earned during the first half of 2013 were based upon the following performance metrics: (1) for some named executive officers, group adjusted EBITDA target (the “Group Financial Objective”), (2) Company adjusted EBITDA target (the “Company Financial Objective” and, together with the Group Financial Objective, the “Financial Objectives”), and (3) individual non-financial objectives (the “Non-Financial Objectives”). The cash bonus incentives earned during the second half of 2013 were based upon the following performance metrics: (1) for some named executive officers, the Group Financial Objective, (2) the Company Financial Objective, and (3) the Non-Financial Objectives. For purposes of payment of Cash Bonus Incentives, adjusted EBITDA is defined as earnings before deducting interest expense (net of interest income), income taxes, depreciation, amortization, non-cash stock-based compensation and other non-recurring or non-operating charges. The target level of the Financial Objectives (provided below) is correlated with the Company’s annual growth objectives. Although the target financial metrics of the SMIP are intended to be achievable, a maximum bonus would require very high levels of performance. Actual performance against the Financial Objectives must be within an established range of the target to result in any payout for the respective Financial Objectives, as described in more detail below. The Non-Financial Objectives were also designed to be challenging and spanned across strategic, operational and organizational areas.

Each of our current named executive officers has an established bonus incentive target, which is based on a percentage of his or her current annual base salary. Pursuant to the SMIP, the target bonus would be payable upon 100% achievement of each of the applicable Financial Objectives and 100% achievement of the Non-Financial Objectives. The table below describes the cash bonus incentive for each named executive officer under the SMIP, including the annual target as a percentage of base salary and the annual target in dollars. Refer to the Grants of Plan-Based Awards table for the maximum potential payouts of cash bonus incentives to each of the named executive officers pursuant to the SMIP.

	Cash Bonus Incentive Annual Target (% of base)	Cash Bonus Incentive Annual Target ($)
Mr. Roush	100%	546,000
Mr. Buckley	75%	265,200
Mr. Bader (1)	30%	94,554
Mr. Glastra	50%	190,000
Ms. Mulryan	35%	87,500

(1)	Mr. Bader’s employment terminated on November 29, 2013 and, per the terms of the letter agreement entered into with Mr. Bader on October 28, 2013 (the “Bader Letter Agreement”), will be paid as part of his severance an amount equal to (a) the portion of his target bonus he would have received based on the Company’s actual achievement of the Company Financial Objective with respect to the second half of 2013 if he remained employed by the Company and his aggregate target second half bonus (i.e., 40% of annual target bonus) was based solely on the actual achievement of the Company Financial Objective (and not the Group Financial Objective), and (b) 100% of the portion of his target bonus based on his Non-Financial Objectives for 2013.

The general parameters of the cash bonus incentives pursuant to the SMIP, as it relates to the named executive officers, are as follows:

—

In setting cash bonus incentive targets, the Compensation Committee considers the Company’s strategic plan, scope of individual responsibilities, internal total cash compensation equity, external competitive market data, and other relevant factors.

—

Cash bonus payments are calculated as a percentage of the participant’s base salary and are payable based on achievement of the Group Financial Objective (if applicable), the Company Financial Objective and the Non-Financial Objectives, unless otherwise determined by the CEO and Board.

—

For Messrs. Roush, Buckley, Bader and Glastra and Ms. Mulryan, cash bonus incentives are eligible to be earned in six-month cycles, subject to availability of consolidated financial statements for the respective six-month cycle. Payouts for all named executive officers are calculated for each cycle as the achievement against the respective Financial Objectives multiplied by the target bonus percentages and the base salary for the applicable period for each participant. For Messrs. Roush, Buckley, Bader, and Glastra, performance against the Non-Financial Objectives is assessed annually and such amounts earned are payable annually with the second half Financial Objectives. For Ms. Mulryan, performance against the Non-Financial Objectives is assessed in six-month cycles and such amounts earned are payable with the first and second half Financial Objectives. The target date for the first-half payout is August 15 of the then-current year and the target date for the second-half payout is March 15 of the following year.

—	The following charts show the weightings of each of the performance metrics under the SMIP for each named executive officer.

Performance Metrics –

First Half of 2013

Participants	Group Financial Objective	Corporate Financial Objective	Non-Financial Objectives
CEO/CFO (1)	–	40%	–
Group Plan Participants (2)	20%	20%	–
Corporate Plan Participants (3)	–	30%	20%

(1)	Messrs. Roush and Buckley.
(2)	Messrs. Bader (Precision Motion and Technology) and Glastra (Laser Products).
(3)	Ms. Mulryan.

Performance Metrics –

Second Half of 2013

Participants	Group Financial Objective	Corporate Financial Objective	Non-Financial Objectives
CEO/CFO (1)	–	40%	20%
Group Plan Participants (2)	20%	20%	20%
Corporate Plan Participants (3)	–	30%	20%
Terminated Participant (4)	–	40%	20%

(1)	Messrs. Roush and Buckley.
(2)	Mr. Glastra (Laser Products).
(3)	Ms. Mulryan.
(4)	Mr. Bader, in accordance with the Bader Letter Agreement.

—

Amounts earned based on the Financial Objectives will vary depending upon the level of achievement of the assigned Financial Objectives, and are calculated on payout curves. The threshold, target and maximum payouts pursuant to the respective Financial Objectives for both the first-half and the second-half are presented below:

	Performance against Financial Objectives	Payout for respective Financial Objectives
Threshold	50% or less of performance target	0% of target payout
Target	100% of performance target	100% of target payout
Maximum	175%+ of performance target	250% of target payout

—

The targets that would have resulted in a 100% payout of the respective Financial Objectives, as applicable, to each of the named executive officers in 2013, are as follows: first half financial targets: Company Financial Objective adjusted EBITDA of $27.5 million, Laser Products Group Financial Objective adjusted EBITDA of $18.4 and Precision Motion and Technologies Group Financial Objective adjusted EBITDA of $15.8 million; second half financial targets: Company Financial Objective adjusted EBITDA of $30.8 million, Laser Products Group Financial Objective adjusted EBITDA of $22.7 million and Precision Motion and Technologies Group Financial Objective adjusted EBITDA of $19.2 million.

—

Amounts earned based on the Non-Financial Objectives will also vary depending upon the level of achievement thereof. The Non-Financial Objectives for the CEO and the other named executive officers in 2013 spanned strategic, operational and organizational areas. The goals of the CEO specifically included: successful integration of acquisitions, drive progress against the growth strategy, further strengthen the organization, and drive continuous improvement across the Company. Each of the other named executive officers was assigned objectives with similar areas of focus. Actual performance against these goals is ultimately determined by the Compensation Committee and in no instance will exceed 100% of the target.

The table below presents the actual cash bonus incentives earned in 2013 under the SMIP, by performance objective, as applicable, for each of the named executive officers:

	Financial Objectives First half		Financial Objectives Second half
	Group ($)	Corporate ($)	Group ($)	Corporate ($)	Non-Financial Objectives ($)	Total year ($)
Mr. Roush (1)		164,129		174,720	103,740	442,589
Mr. Buckley (2)		79,720		84,864	50,388	214,972
Mr. Bader (3)	17,261	14,212		30,257	18,911	80,641
Mr. Glastra (4)	19,112	28,557	26,220	30,400	38,000	142,289
Ms. Mulryan (5)		19,727		21,000	35,000	75,727

(1)	Mr. Roush’s cash bonus incentive earned was determined based on achievement of 88% of the Company Financial Objective in the first half, resulting in a payout of 75% of the target amount with respect to such objective based on the payout curve; achievement of 90% of the Company Financial Objective in the second half, resulting in a payout of 80% of the target amount with respect to such objective based on the payout curve; and 95% of the Non-Financial Objectives. The resulting amounts determined based on each objective were weighted as described above to determine the total payout.

(2)	Mr. Buckley’s cash bonus incentive earned was determined based on achievement of 88% of the Company Financial Objective in the first half, resulting in a payout of 75% of the target amount with respect to such objective based on the payout curve; achievement of 90% of the Company Financial Objective in the second half, resulting in a payout of 80% of the target amount with respect to such objective based on the payout curve; and 95% of the Non-Financial Objectives. The resulting amounts determined based on each objective were weighted as described above to determine the total payout.

(3)	Mr. Bader’s cash bonus incentive earned was determined based on achievement of 96% of the Precision Motion and Technologies Group Financial Objective in the first half, resulting in a payout of 91% of the target amount with respect to such objective based on the payout curve; and achievement of 88% of the Company Financial Objective in the first half, resulting in a payout of 75% of the target amount with respect to such objective based on the payout curve. Pursuant to the Bader Letter Agreement, Mr. Bader was paid as severance an amount equal to (a) the portion of his target bonus that he would have received based on the Company’s actual achievement of the Company Financial Objective with respect to the second half of 2013 if he remained employed by the Company and his aggregate target second half bonus (i.e., 40% of annual target bonus) was based solely on actual achievement of the Company Financial Objective (and not the Group Financial Objective) and, (b) 100% of the portion of his target bonus with respect to Non-Financial Objectives. The resulting amounts determined based on each objective were weighted as described above to determine the total payout.

(4)

Mr. Glastra’s cash bonus incentive earned was determined based on achievement of 75% of the Laser Products Group Financial Objective in the first half, resulting in a payout of 50% of the target amount with respect to such objective based on the payout curve; and achievement of 88% of the Company Financial Objective in the first half, resulting in a payout of 75% of the target amount with respect to such objective based on the payout curve; achievement of 85% of the Laser Products Group Financial Objective in the

second half, resulting in a payout of 69% of the target amount with respect to such objective based on the payout curve; and achievement of 90% of the Company Financial Objective in the second half, resulting in a payout of 80% of the target amount with respect to such objective based on the payout curve; and achievement of 100% of the Non-Financial Objectives. The resulting amounts determined based on each objective were weighted as described above to determine the total payout.

(5)	Ms. Mulryan’s cash bonus incentive earned was determined based on achievement of 88% of the Company Financial Objective in the first half, resulting in a payout of 75% of the target amount with respect to such objective based on the payout curve; achievement of 100% of the first half Non-Financial Objectives; achievement of 90% of the Company Financial Objective in the second half, resulting in a payout of 80% of the target amount with respect to such objective based on the payout curve; and 100% of the second half Non-Financial Objectives. The resulting amounts determined based on each objective were weighted as described above to determine the total payout.

Equity-Based Compensation

The Company uses equity-based compensation to align executive compensation with long-term goals that enhance shareholder value and to promote executive retention with the Company by extending vesting periods over several years. Accordingly, the Company intends to make equity-based compensation a significant portion of compensation for the named executive officers, as demonstrated by the significant grants made to named executive officers in 2013.

Our annual grants of equity-based compensation are currently in the form of service-based restricted stock units that generally vest in one-third increments over three years based on continued service. The named executive officers’ employment agreements or letters mandate the minimum values of their annual equity grants.

It is the Company’s practice to make an initial equity-based grant in the form of restricted stock units to all executives at the time they commence employment in an amount that is consistent with those granted to executive officers within the Company and in the industry at similar levels of seniority using information obtained from sources such as the comparable company data provided by Towers Watson and the 2012 Mercer Executive Compensation Survey. The initial equity-based grants awarded to new hires may also be in part intended to compensate them for equity awards which they forfeited as a result of their terminations of employment with their prior employer. We believe that these “make-whole” awards helped us attract recently hired named executive officers to the Company.

The restricted stock unit awards granted to each of the named executive officers vest in certain change of control situations. Additionally, certain restricted stock unit awards granted to Mr. Roush and Mr. Buckley provide for vesting upon certain terminations of employment, including termination without cause or for good reason. In the future, the Company will determine whether equity awards will vest upon any terminations of employment on a case-by-case basis. Further discussion of accelerated vesting of restricted stock units is described in “Potential Payments Upon Termination or Change of Control” below.

The following table presents the equity grants awarded to the Company’s named executive officers in 2013:

	Restricted Stock Units (#)(1)	Value of Restricted Stock Units ($)(2)
Mr. Roush	111,657	1,092,005
Mr. Buckley	54,234	530,409
Mr. Bader	20,948	204,871
Mr. Glastra	15,542	152,001
Ms. Mulryan	12,782	125,008

(1)	Our annual grants of restricted stock units vest over a three-year period and are subject to accelerated vesting in certain situations as described more fully in the “Potential Payments Upon Termination or Change of Control” section below.

(2)	Based on the stock price ($9.78) on the date of grant.

Other Factors Influencing Compensation

When making compensation decisions, the Compensation Committee takes many other factors into account, including the individual’s performance in his or her role and against individual goals (particularly over the past year), the individual’s expected future contributions to the Company’s success, the financial and operational results of our business groups and the Company as a whole, the individual’s historical compensation and any retention concerns, and the Chief Executive Officer’s recommendations (in the case of named executive officers other than the Chief Executive Officer). In looking at historical compensation, the Compensation Committee looks at the progression of salary increases over time, and also looks at the unvested and vested value of outstanding equity awards. The Compensation Committee uses the same factors in evaluating the Chief Executive Officer’s performance and compensation that it uses for the other named executive officers.

Employee Benefits and Other Compensation

In addition to the elements of compensation discussed above, the Company offers the named executive officers contributions towards health, dental, life, accidental death and dismemberment, and disability insurance premiums consistent with the Company’s contribution levels offered to all other employees of the Company. The Company does not offer a deferred compensation program, nor does it offer retirement benefits other than a 401(k) defined contribution plan. This plan provides for Company matching contributions of 50% of the first six percent of compensation up to the maximum amount allowed under the Code.

Messrs. Roush and Buckley are provided with life insurance benefits in excess of those available to all other employees, to comply with the terms of their respective employment agreements that stipulate that the Company will provide life insurance benefits in the face amount equal to no less than 400% of their respective annual base salaries. The life insurance benefits were negotiated in connection with our hiring of Messrs. Roush and Buckley to assist in their recruitment and retention. The cost of such supplemental life insurance benefits for Messrs. Roush and Buckley in 2013 equaled $1,245 and $540, respectively. The Company does not intend to offer life insurance benefits in excess of the maximum allowed under its Group Life Insurance policy to its other named executive officers.

Severance and Change of Control Benefits

The Company has certain obligations to its named executive officers in specified circumstances, including termination of employment or a change of control of GSI Group Inc., pursuant to the terms of individualized employment and severance agreements and letters. See “Narrative Disclosure to Summary

Compensation Table and Grants of Plan-Based Awards Table” for a description of the employment agreements and letters and “Potential Payments Upon Termination or Change of Control” for a description of the severance and change in control obligations in such agreements and letters.

As described under “Potential Payments Upon Termination or Change of Control”, on October 28, 2013, the Company entered into the Bader Letter Agreement in which the terms and conditions related to his resignation from employment effective November 29, 2013 were specified. The letter agreement provides for up to 12 months of salary and benefits continuation as severance. In addition, the letter agreement provides for a payment equal to Mr. Bader’s second half 2013 bonus payment based solely on actual Company Financial Objective performance (which equaled $30,257), and a payment equal to Mr. Bader’s full year 2013 bonus payment based on Non-Financial Objectives (which equaled $18,911), payable in March 2014, consistent with the date that the Company pays the second half financial and full year non-financial SMIP bonus payments. Finally, the letter agreement provides for the accelerated vesting of certain restricted stock unit awards. Mr. Bader was required to execute a release of claims in favor of the Company and to agree to comply with certain restrictive covenants in exchange for these severance benefits.

The respective employment agreements with Messrs. Roush and Buckley contain a “Section 280G tax gross-up” provision, which provides for a payment to Messrs. Roush and Buckley if they should become subject to parachute payment excise taxes imposed in connection with any change of control of the Company. These provisions were negotiated in connection with our hiring of Messrs. Roush and Buckley. Although the Company determined that such provisions were appropriate for Messrs. Roush and Buckley in order to assist in their recruitment and retention and in order to help ensure a stable senior management team in the event of any future change of control transaction, the Company does not currently plan to implement similar tax gross-ups for other executives in the future.

Tax and Accounting Implications

In 2013, the Company’s compensation programs were affected by each of the following:

—

Accounting for Stock-Based Compensation: The Company accounts for stock-based compensation in accordance with the requirements of Accounting Standards Codification (“ASC”) 718, “Stock Compensation”. The Company also takes into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

—

Section 162(m) of the Code: This section generally limits the deductibility, for U.S. corporate income tax purposes, of compensation for a public company’s chief executive officer and its three other most highly compensated officers (other than the chief financial officer) unless the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). The Company periodically reviews the potential consequences of Section 162(m), and it generally intends to structure the performance-based portion of executive compensation, where appropriate, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to the Company. The Compensation Committee in its judgment may, however, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such compensation is appropriate and in the best interests of the shareholders after taking various factors into consideration, including business conditions and the performance of such executive officer.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis”, and based on such review and discussions, has recommended to the board of directors that the “Compensation Discussion and Analysis” be included in the Company’s 2014 Management Proxy Circular.

Mr. Stephen W. Bershad (Chairperson)

Mr. Dennis J. Fortino

Mr. Ira J. Lamel

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation earned during the fiscal years ended December 31, 2013, 2012 and 2011 by each of the Company’s named executive officers. For the year ended December 31, 2013, the Company’s named executive officers consisted of: (i) the individual who served as the Chief Executive Officer during the year ended December 31, 2013 (J. Roush), (ii) the individual who served as the Chief Financial Officer during the year ended December 31, 2013 (R. Buckley), (iii) the two most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as of December 31, 2013 (M. Glastra and D. Mulryan), and (iv) one additional executive officer who would have met the requirements in (iii), but for the fact that the individual was not serving as an executive officer as of December 31, 2013 (J. Bader) (the individuals described in (i) through (iv) above, collectively, the “Named Executive Officers” or “NEOs”).

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)		Non-Equity Incentive Plan Compensation ($)(3) (g)	All Other Compensation ($)(4) (i)	Total ($) (j)
Executive Officers
John A. Roush	2013	542,526	–	1,092,005		442,589	8,477	2,085,597
Chief Executive Officer	2012	520,769	–	1,049,996		256,986	8,211	1,835,962
	2011	500,000	340,000	1,556,008		122,733	3,336	2,522,077

Robert J. Buckley Chief Financial Officer	2013 2012 2011	351,351 337,558 280,000	– – 179,563	530,409 510,002 2,005,800		214,972 116,386 50,443	6,902 6,306 3,849	1,103,634 970,252 2,519,655

Matthijs Glastra Vice President, Group President of Laser Products	2013 2012	381,462 81,846	– 121,829	152,001 597,000		142,289 13,171	2,603 2,240	678,355 816,086

Deborah A. Mulryan Vice President, Human Resources	2013 2012 2011	250,961 240,808 70,500	– – –	125,008 117,496 177,000		75,727 43,424 18,759	2,033 6,778 2,526	453,729 408,506 268,785

Former Executive Officers
Jamie B. Bader Vice President, Group President of Precision Motion and Technologies	2013 2012 2011	288,083 304,581 132,692	– – –	455,457 195,006 440,250	(5)	31,473 49,619 20,397	93,330 5,914 4,847	868,343 555,120 598,186

(1)	Amount shown for Mr. Glastra in 2012 represents a $115,000 sign-on bonus pursuant to his employment agreement and an additional $6,829 sign-on bonus that the Compensation Committee later decided to award him because of his forfeiture of certain compensation from his previous employer, both payable in March 2013. Amounts shown for Messrs. Roush and Buckley in 2011 represent a portion of their cash bonus under the SMIP that was guaranteed pursuant to their respective employment agreements. However, the amount of the SMIP bonuses actually paid to Messrs. Roush and Buckley with respect to 2011 based on actual Company and individual performance exceeded the guaranteed amounts and thus the guarantee was not applicable.

(2)	Amounts shown do not reflect compensation actually received. Rather, amounts shown represent the aggregate grant date fair value of these awards determined in accordance with ASC 718 (disregarding any reduction in such value due to any estimate of forfeitures related to service-based vesting conditions). Under ASC 718, compensation expense with respect to stock awards is generally recognized over the vesting periods applicable to the awards.

(3)	Amounts shown consist of awards earned during the period based on performance under the applicable annual cash bonus incentive plan. Amounts shown in 2013, 2012 and 2011 relate to the SMIP, which is applicable to each of the NEOs. Amounts earned under the SMIP are generally payable semi-annually, subject to continued employment through the date of payment. For Messrs. Roush, Buckley and Glastra, the amounts earned in the first half of the year for Financial Objectives are payable by August 15 of the current year. The amounts earned in the second half for Financial Objectives and the amounts earned for Non-Financial Objectives are payable by March 15 of the following year. For Ms. Mulryan, the amounts earned in the first half of the year for Financial Objectives and first half Non-Financial Objectives are payable by August 15 of the current year. The amounts earned in the second half for Financial Objectives and the second half Non-Financial Objectives are payable by March 15 of the following year.

(4)	Amounts in 2013 include the following:

	Mr. Roush ($)	Mr. Buckley ($)	Mr. Glastra ($)	Ms. Mulryan ($)	Mr. Bader ($)
Defined Contribution Plan Match	6,872	6,146	2,354	1,001	4,995
Group Term Life Insurance	360	216	249	1,032	552
Supplemental Life Insurance	1,245	540
Severance: Salary Continuation					26,265	[1]
Severance: Bonus					49,168	[2]
Vacation Payout					12,350	[3]

	8,477	6,902	2,603	2,033	93,330

[1]

Amount represents salary continuation payments received by Mr. Bader in 2013 in accordance with Mr. Bader’s Letter Agreement. Mr. Bader is entitled to salary continuation payments for 12 months after termination of employment. The aggregate value of all salary continuation payments expected to be paid equals $315,180.

[2]

Amount represents financial objective bonus in respect to the second half of 2013 (based solely on Company financial objectives) and the non-financial objective bonus in respect of the full year 2013, in accordance with the Bader Letter Agreement.

[3]	Amount represents payment for earned and accrued unused vacation time through the date of employment termination, November 29, 2013, in accordance with the Bader Letter Agreement.

(5)	Mr. Bader was granted 37,500 restricted stock units on July 25, 2011, 16,957 restricted stock units on March 8, 2012 and 20,948 restricted stock units on March 8, 2013 in connection with his 2011, 2012 and 2013 annual equity grants. On November 29, 2013, the date of termination, 44,753 restricted stock units remained unvested. Pursuant to the terms of the Bader Letter Agreement, 25,134 of these restricted stock units were subject to accelerated vesting on the 30th day following the date of termination and the remaining 19,619 restricted stock units were forfeited. Therefore, the amount shown represents the aggregate grant date fair value of Mr. Bader’s 2013 equity award based on the stock price on March 8, 2013, plus the aggregate incremental fair value of the accelerated awards based on the stock price on October 28, 2013, the date of modification, of $9.97 computed in accordance with ASC 718.

Grants of Plan-Based Awards

The following table sets forth information regarding all plan-based awards granted to the Company’s Named Executive Officers during the year ended December 31, 2013.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name (a)	Type	Grant Date (b)	Approval Date(2)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	All other stock awards: number of shares of stock or units (#) (i)(3)		Grant Date Fair Value of Stock Awards ($)(l)(4)
Executive Officers
John A. Roush	Bonus			–	546,000	1,201,200
	Equity	3/8/2013	3/8/2013				111,657	(5)	1,092,005
Robert J. Buckley	Bonus			–	265,200	583,440
	Equity	3/8/2013	3/8/2013				54,234	(5)	530,409
Deborah A. Mulryan	Bonus			–	87,500	166,250
	Equity	3/8/2013	3/8/2013				12,782	(5)	125,008
Matthijs Glastra	Bonus			–	190,000	418,000
	Equity	3/8/2013	3/2/2013				15,542	(5)	152,001

Former Executive Officers
Jamie B. Bader	Bonus			–	94,554	208,019
	Equity	3/8/2013	3/8/2013				20,948	(5)	204,871
	Equity	10/28/13	10/28/13				25,134	(6)	250,586

(1)	Amounts in these columns reflect aggregate threshold, target and maximum payout levels under the SMIP. Pursuant to the SMIP, each NEO has an established target bonus which is based on a percentage of the respective NEO’s base salary. A target payout assumes a 100% payout of the target bonus based on 100% achievement of each of the respective components of the SMIP. A threshold payout assumes 0% payout for failure to attain each of the respective components of the SMIP. A maximum payout assumes a 250% payout for achievement of 175% or more of the Company Financial Objective, a 250% payout for achievement of 175% or more of the respective Group Financial Objective, as applicable, and a 100% payout for full achievement of the Non-Financial Objectives. See the section entitled “Compensation Discussion and Analysis” for the weightings of each of the performance metrics for each NEO. Further information regarding amounts earned is provided in the section entitled “Compensation Discussion and Analysis”. The actual amount earned is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)	Approval Date for Messrs. Roush, Buckley, Bader, Glastra and Ms. Mulryan represents the date that the Board of Directors approved the granting of annual restricted stock units.

(3)	Except with respect to Mr. Bader’s award on October 28, 2013 described in footnote 6, the number of shares in this column represents restricted stock units granted in 2013. There were no performance-based awards under any equity incentive plan granted to the NEOs during the year ended December 31, 2013. The restricted stock units vest one-third annually on each of the first, second and third anniversaries of the date of grant, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances. Further information regarding accelerated vesting is provided in the section entitled “Potential Payments Upon Termination or Change of Control”.

(4)	Grant date fair value of restricted stock units granted during the year ended December 31, 2013 was calculated by multiplying the number of restricted stock units granted by the closing market price of the Company’s common stock on the date of grant or date of modification, as applicable.

(5)	Represents the 2013 annual restricted stock units granted.

(6)	Pursuant to the terms of the Bader Letter Agreement, a portion of Mr. Bader’s unvested restricted stock units were accelerated. The restricted stock units accelerated were originally granted on July 25, 2011, March 8, 2012 and March 8, 2013 and were scheduled to vest in three equal annual installments on the anniversaries of the grant dates. The amount shown represents the aggregate incremental fair value of the accelerated awards based on the closing market price on the date of modification.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The material terms of the equity and non-equity incentive plan compensation disclosed in the Summary Compensation Table and the 2013 Grants of Plan-based Awards Table are discussed above under the heading “Compensation Discussion and Analysis”, as well as in the footnotes to the applicable tables. The terms of the Bader Letter Agreement are described under “Potential Payments Upon Termination or Change of Control”. Certain other elements of the Named Executive Officers’ compensation are provided for in their employment agreements and letters, described here.

John A. Roush

In accordance with the employment agreement entered into between the Company and Mr. Roush on November 16, 2010 (the “CEO Employment Agreement”), Mr. Roush became the Company’s Chief Executive Officer on December 14, 2010. The initial term of Mr. Roush’s employment was automatically extended on December 13, 2013 for an additional year and will automatically be extended for successive one-year period thereafter unless either the Company or Mr. Roush gives 90-days’ notice of non-extension to the other party. Pursuant to the CEO Employment Agreement, Mr. Roush received an initial base salary of $500,000 per year, subject to review and increase by the Company’s Board of Directors. The employment agreement also provides that Mr. Roush will be eligible to receive an annual performance-based cash bonus with respect to each year during the term with a minimum target of 85% of his annual base salary and, beginning in 2012, an annual equity compensation award with a value equal to 200% of his annual base salary each year. In March 2013, the Compensation Committee approved Mr. Roush’s compensation for 2013, which consisted of an increased annual base salary of $546,000, an annual performance-based cash bonus opportunity of 100% of his annual base salary and an annual equity compensation award with a value equal to 200% of his annual base salary. The CEO Employment Agreement also provides that the Company will provide Mr. Roush with term life insurance in a face amount equal to 400% of his annual base salary, subject to certain limitations. Additional discussion of certain termination obligations pursuant to the CEO Employment Agreement is provided in “Potential Payments Upon Termination or Change of Control”.

Robert J. Buckley

On February 10, 2011, the Company and Mr. Buckley entered into an employment agreement (the “CFO Employment Agreement”) providing for the employment of Mr. Buckley in an advisory capacity prior to March 31, 2011 and as the Company’s Chief Financial Officer on and after March 31, 2011. The initial term of Mr. Buckley’s employment was automatically extended on February 22, 2014 for an additional year and will automatically be extended for successive one-year periods thereafter unless either the Company or Mr. Buckley gives 90-days’ notice of non-extension to the other party. Pursuant to the CFO Employment Agreement, Mr. Buckley received an initial base salary of $325,000 per year, subject to review and increase by the Company’s Board of Directors. The employment agreement also provides that Mr. Buckley will be eligible to receive an annual performance-based cash bonus with respect to each year during the term with a minimum target of 65% of his annual base salary and, beginning in 2012, an annual equity compensation award with a value equal to 150% of his annual base salary each year. In March 2013, the Compensation Committee approved Mr. Buckley’s compensation for 2013, which consisted of an increased annual base salary of $353,600, an annual performance-based cash bonus opportunity of 75% of his annual base salary and an annual equity compensation award with a value equal to 150% of his annual base salary. The CFO Employment Agreement also provides that the Company will provide Mr. Buckley with term life insurance in a face amount equal to 400% of his annual base salary, subject to certain limitations. Additional discussion of certain termination obligations pursuant to the CFO Employment Agreement is provided in “Potential Payments Upon Termination or Change of Control”.

Jamie B. Bader

On July 25, 2011, the Company hired Mr. Bader as the Vice President, Group President of Precision Motion and Technologies business group and entered into an employment letter with him. Mr. Bader received an initial base salary of $300,000 per year. Pursuant to the employment letter, Mr. Bader is eligible to receive an annual performance-based cash bonus of 30% of his annual base salary and, beginning in 2012, an annual equity compensation award with a value targeted at 65% of his annual base salary each year. In March 2013, the Compensation Committee approved Mr. Bader’s compensation for 2013, which consisted of an increased annual base salary of $315,180, an annual performance-based cash bonus opportunity of 30% of his annual base salary and an annual equity compensation award with a value equal to 65% of his annual base salary. On October 28, 2013, the Company entered into the Bader Letter Agreement with Mr. Bader which provides Mr. Bader with certain severance benefits and compensation. Mr. Bader’s employment terminated on November 29, 2013. Additional discussion of certain obligations pursuant to the Bader Letter Agreement is provided in “Employment and Severance Agreement and Letters”.

Matthijs Glastra

On October 15, 2012, the Company hired Mr. Glastra as the Vice President, Group President of the Laser Group. Pursuant to his employment letter, Mr. Glastra received an initial base salary of $380,000 per year and is eligible to receive an annual performance-based cash bonus of 50% of his annual base salary. The employment letter provides that, beginning in 2013, Mr. Glastra would be granted an annual equity compensation award with a value targeted at 40% of his annual base salary each year. Additional discussion of certain termination obligations pursuant to the employment letter entered into with Mr. Glastra is provided in “Potential Payments Upon Termination or Change of Control”.

Deborah A. Mulryan

On September 6, 2011, the Company hired Ms. Mulryan as the Vice President, Human Resources. Pursuant to her employment letter, Ms. Mulryan received an initial base salary of $235,000 per year. The employment letter provides that, beginning in 2012, Ms. Mulryan would be granted an annual equity compensation award with a value targeted at 50% of her annual base salary each year. In September 2012, the Compensation Committee approved an increase in Ms. Mulryan’s annual base salary to $250,000, an annual performance-based cash bonus opportunity of 35% of her annual base salary and an annual equity compensation award with a value equal to 50% of her annual base salary. In addition, Ms. Mulryan’s employment letter included severance provisions, but the Company entered into a Severance Agreement with Ms. Mulryan on August 15, 2012 that superseded such provisions. A summary of such agreement is provided in “Potential Payments Upon Termination or Change of Control”.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding stock awards that have not yet vested for each of the Company’s Named Executive Officers as of December 31, 2013.

		Stock Awards
Name (a)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)
Executive Officers
John A. Roush	3/9/2011	44,445	(2)	499,562
	3/8/2012	60,870	(3)	684,179
	3/8/2013	111,657	(4)	1,255,025
Robert J. Buckley	2/22/2011	36,667	(5)	412,137
	3/9/2011	16,667	(2)	187,337
	3/8/2012	29,566	(3)	332,322
	3/8/2013	54,234	(4)	609,590
Matthijs Glastra	10/30/2012	75,000	(6)	843,000
	3/8/2013	15,542	(4)	174,692
Deborah A. Mulryan	9/6/2011	6,667	(7)	74,937
	3/8/2012	6,812	(3)	76,567
	3/8/2013	12,782	(4)	143,670

Former Executive Officers
Jamie Bader	–	–		–
	–	–		–

(1)	Represents the product of the number of shares in column (g) and $11.24, the closing market price of the Company’s common stock on the NASDAQ Global Select Market as of December 31, 2013.

(2)	Represents time-based restricted stock units granted on March 9, 2011. Each restricted stock unit represents the right to receive one share of common stock upon vesting. These units were scheduled to vest on March 9, 2014, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments Upon Termination or Change of Control”.

(3)	Represents time-based restricted stock units granted on March 8, 2012. Each restricted stock unit represents the right to receive one share of common stock upon vesting. These units were scheduled to vest in two equal annual installments on March 8, 2014 and March 8, 2015, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments Upon Termination or Change of Control”.

(4)	Represents time-based restricted stock units granted on March 8, 2013. Each restricted stock unit represents the right to receive one share of common stock upon vesting. These units were scheduled to vest in three equal installments on March 8, 2014, March 8, 2015 and March 8, 2016, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments Upon Termination or Change of Control”.

(5)	Represents time-based restricted stock units granted on February 22, 2011. Each restricted stock unit represents the right to receive one share of common stock upon vesting. These units were scheduled to vest on February 22, 2014, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments Upon Termination or Change of Control”.

(6)	Represents time-based cliff vesting restricted stock units granted on October 30, 2012. Each restricted stock unit represents the right to receive one share of common stock upon vesting. These units are scheduled to cliff vest on the third anniversary of the grant date on October 30, 2015, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments Upon Termination or Change of Control”.

(7)	Represents time-based restricted stock units granted on September 6, 2011. Each restricted stock unit represents the right to receive one share of common stock upon vesting. These units are scheduled to vest on September 6, 2014, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments Upon Termination or Change of Control”.

Stock Vested

The following table sets forth information regarding all restricted stock unit awards that vested and the value realized upon vesting by each of the Company’s Named Executive Officers during the year ended December 31, 2013.

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#)(d)		Value Realized on Vesting ($) (e)(1)
Executive Officers
John A. Roush	185,991		1,906,770
Robert J. Buckley	68,116		674,241
Deborah A. Mulryan	10,072		91,104
Matthijs Glastra	–		–

Former Executive Officers
Jamie B. Bader	43,286	(2)	441,126

(1)	Value realized on vesting is computed by multiplying the number of shares of stock vested by the closing market price of the Company’s common stock on the applicable vesting date.

(2)	The above vested shares for Mr. Bader represent (a) 5,652 shares that vested on March 8, 2013, (b) 12,500 shares that vested on July 25, 2013, and (c) 25,134 shares that were subject to accelerated vesting upon the thirtieth day following Mr. Bader’s termination on November 29, 2013.

Stock Forfeited

The following restricted stock unit award previously granted to Mr. Bader represents the only officer restricted stock unit award forfeited during the year ended December 31, 2013.

Grant Date	Mr. Bader
March 8, 2013	13,966	(1)
March 8, 2012	5,653	(2)

(1)	Mr. Bader was granted 20,948 restricted stock units on March 8, 2013 of which 6,982 were subject to accelerated vesting and 13,966 shares were forfeited upon termination. The award was originally scheduled to vest in three equal annual installments on each of March 8, 2014, March 8, 2015 and March 8, 2016.

(2)	Mr. Bader was granted 16,957 restricted stock units on March 8, 2012 of which 5,652 were subject to accelerated vesting and 5,653 shares were forfeited upon termination. The award was originally scheduled to vest in three equal annual installments on each of March 8, 2013, March 8, 2014 and March 8, 2015.

Potential Payments upon Termination or Change of Control

The following table sets forth estimated compensation that the Company would be obligated to provide to each of the Company’s Named Executive Officers (other than Mr. Bader) upon termination of employment or change of control pursuant to the terms of individualized employment agreements or other contractual obligations. Further information regarding these agreements or other obligations (including the obligations to Mr. Bader under the Bader Letter Agreement) is provided immediately following the table. Other than these agreements and obligations, there are no other plans or other contractual obligations triggered upon termination of employment or change of control related to the Company’s Named Executive Officers. The amounts reflected in the following table assume that the termination of employment and/or, if applicable, change of control occurred on December 31, 2013.

Name	Event	Salary ($)	Bonus ($)	Vesting of Outstanding Stock ($)	IRC Section 280G Gross-Up Payment ($)(7)	Total ($)
Executive Officers
John A. Roush	Termination without cause or by employee for good reason	$819,000 (1) (18 months salary)	278,460 (2)	$1,225,778 (3) (4) (Prorated vesting of unvested CEO 2011,2012 and 2013 RSUs)	–	$2,323,238
	Termination without cause or by employee for good reason, within 12 months following a change of control	$1,092,000 (1) (200% annual base salary in a lump sum)	278,460 (2)	$2,438,754 (3) (5) (6) (Immediate vesting of unvested CEO 2011,2012 and 2013 RSUs)	–	$3,809,214
	Termination due to death or by Company due to disability	–	278,460 (2)	$2,438,754 (3) (5) (Immediate vesting of unvested CEO 2011,2012 and 2013 RSUs)	–	$2,717,214
	Change of control	–	–	$2,438,754 (3) (5) (6) (Immediate vesting of unvested CEO 2011,2012 and 2013 RSUs)	–	$2,438,754
Robert J. Buckley	Termination without cause or by employee for good reason	$530,400 (1) (18 months salary)	135,252 (2)	$952,208 (8) (9) (Immediate vesting of unvested CFO Sign-On RSUs; prorated vesting of unvested CFO 2011, 2012 and 2013 RSUs)	–	$1,617,860
	Termination without cause or by employee for good reason, within 12 months following a change of control	$707,200 (1) (200% annual base salary in a lump sum)	135,252 (2)	$1,541,375 (6) (8) (10) (Immediate vesting of unvested CFO Sign-On RSUs and CFO 2011, 2012 and 2013 RSUs)	–	$2,383,827
	Termination due to death or by Company due to disability	–	135,252 (2)	$1,541,375 (8) (10) (Immediate vesting of unvested CFO Sign-On RSUs and CFO 2011, 2012 and 2013 RSUs)	–	$1,676,627
	Change of control	–	–	$1,541,375 (6), (8) (10) (Immediate vesting of unvested CFO Sign-On RSUs and CFO 2011, 2012 and 2013 RSUs)	–	$1,541,375

Name	Event	Salary ($)	Bonus ($)	Vesting of Outstanding Stock ($)	IRC Section 280G Gross-Up Payment ($)(7)	Total ($)
Matthijs Glastra	Termination without cause	$380,000 (1) (12 months salary)	–	$375,933 (13) (Prorated vesting of unvested Glastra 2012 and 2013 RSUs)	–	$755,933
	Termination by the Company without cause or by employee for good reason, within 12 months following a change of control (12)	$570,000 (1) (18 months salary)	–	$1,017,692 (6) (14) (Immediate vesting of unvested Glastra 2012 and 2013 RSUs)	–	$1,587,692
	Change of control	–	–	$1,017,692 (6) (14) (Immediate vesting of unvested Glastra 2012 and 2013 RSUs)	–	$1,017,692
Deborah A. Mulryan	Termination without cause	$250,000 (1) (12 months salary)	–	–	–	$250,000
	Termination by the Company without cause or by employee for good reason, within 12 months following a change of control (11)	$375,000 (1) (18 months salary)	–	$295,163 (6) (15) (Immediate vesting of unvested Mulryan 2011,2012 and 2013 RSUs)	–	$670,163
	Change of control	–	–	$295,163 (6) (15) (Immediate vesting of unvested Mulryan 2011, 2012 and 2013 RSUs)	–	$295,163

(1)	Amounts based on the respective NEO’s annual base salary for the year ended December 31, 2013.

(2)	The amount to be paid is equal to the product of: (i) the amount of bonus that would have been payable if the executive had remained employed through the first day of the fiscal year following the fiscal year in which the date of termination occurs based on actual individual and Company performance goals in such year and (ii) the ratio of the number of days elapsed during the fiscal year in which such termination of employment occurs to 365 days. Amounts presented reflect the amounts earned in 2013 under the SMIP that remained unpaid as of December 31, 2013.

(3)	CEO 2011, 2012 and 2013 RSUs represent the grant of 133,334, 91,304, 111,657 RSUs on March 9, 2011, March 8, 2012 and March 8, 2013 respectively.

(4)	Represents the prorated portion of the unvested CEO 2011, 2012 and 2013 RSUs based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period (41,778 unvested CEO 2011 RSUs, 37,130 unvested CEO 2012 RSUs and 30,147 unvested 2013 CEO Annual Equity Award RSUs), multiplied by $11.24, the closing market price of the Company’s common stock as of December 31, 2013.

(5)	Represents the outstanding number of unvested CEO 2011, 2012 and 2013 RSUs (44,445, 60,869 and 111,657, respectively), multiplied by $11.24, the closing market price of the Company’s common stock as of December 31, 2013.

(6)	Pursuant to the respective restricted stock unit award agreements, outstanding unvested restricted stock units will become fully vested and non-forfeitable immediately prior to and subject to consummation of a Change in Control (as defined in such agreements) regardless of termination of employment, if any, in connection therewith.

(7)	The amounts payable to Messrs. Roush and Buckley upon a termination of employment following a change of control on December 31, 2013 would not have triggered parachute payment excise taxes. Consequently, no tax gross-up payment would have been payable to them.

(8)	CFO Sign-on RSUs represent the grant of 110,000 RSUs on February 22, 2011, CFO 2011 and 2012 RSUs represent the grant of 50,000 and 44,348 RSUs on March 9, 2011 and March 8, 2012, respectively, and 2013 CFO Annual Equity Award represents the grant of 54,234 RSUs on March 8, 2013.

(9)	Represents the outstanding number of unvested CFO Sign-on RSUs (36,667), plus the prorated portion of the unvested CFO 2011, 2012 and 2013 RSUs based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period (15,667, 17,739 and 14,643, respectively), multiplied by $11.24, the closing market price of the Company’s common stock as of December 31, 2013.

(10)	Represents the outstanding number of unvested CFO Sign-on RSUs (36,667), plus outstanding numbers of unvested CFO 2011, 2012 and 2013 RSUs (16,667, 29,565 and 54,234, respectively), multiplied by $11.24, the closing market price of the Company’s common stock as of December 31, 2013.

(11)	Pursuant to the Severance Agreement for Ms. Mulryan, Ms. Mulryan is entitled to severance equal to 18 months of base salary if there is a change of control of the Company and her employment is terminated by the Company without cause or by the executive for Good Reason (defined below) within 12 months after such change of control.

(12)	Pursuant to the employment letter for Mr. Glastra, Mr. Glastra is entitled to severance equal to 18 months of base salary if there is a change of control of the Company and his employment is involuntarily terminated, or materially reduced in scope or if his place of work is moved more than 50 miles from the current Santa Clara, California location within 12 months after such change of control.

(13)	Represents the prorated portion of the unvested 2012 and 2013 RSUs held by Mr. Glastra based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period (29,250, and 4,196, respectively), multiplied by $11.24, the closing market price of the Company’s common stock as of December 31, 2013.

(14)	Represents the outstanding number of unvested 2012 and 2013 RSUs held by Mr. Glastra (75,000 unvested 2012 RSUs and 15,542 unvested 2013 RSUs), multiplied by $11.24, the closing market price of the Company’s common stock as of December 31, 2013.

(15)	Represents the outstanding number of unvested 2011, 2012 and 2013 RSUs held by Ms. Mulryan (6,667 unvested 2011 RSUs, 6,811 unvested 2012 RSUs and 12,782 unvested 2013 RSUs), multiplied by $11.24, the closing market price of the Company’s common stock as of December 31, 2013.

Employment and Severance Agreements and Letters

Employment Agreement with Mr. Roush

On November 16, 2010, the Company and Mr. Roush entered into an employment agreement (as defined above, the “CEO Employment Agreement”). The initial term of the CEO Employment Agreement is a period of three years from December 13, 2010 through December 13, 2013, unless earlier terminated. The initial term will automatically renew for successive one year periods, unless either party gives notice of non-extension no later than 90 days prior to expiration of the then-applicable term. Pursuant to the terms of the CEO Employment Agreement, there are certain obligations of the Company that become due in the event of termination or change of control.

Upon termination of Mr. Roush’s employment for any reason, Mr. Roush or Mr. Roush’s estate is entitled to receive: (i) any portion of Mr. Roush’s annual base salary through the date of termination not theretofore paid, (ii) any business expenses owed to Mr. Roush, (iii) any accrued, but unused vacation pay owed to Mr. Roush and (iv) any amount arising from Mr. Roush’s participation in, or benefits under, any employee benefit plans, programs or arrangements (together referred to as “CEO Accrued Amounts”).

If Mr. Roush’s employment is terminated by the Company without Cause (as defined in the CEO Employment Agreement) or by Mr. Roush for Good Reason (as defined in the CEO Employment Agreement and which generally consists of (a) a material diminution in Mr. Roush’s responsibilities, duties or authority or a material diminution in his title, (b) failure of the Company to make any material payment or provide any material benefit under the CEO Employment Agreement, (c) the Company’s material breach of the CEO Employment Agreement or (d) a material relocation of Mr. Roush’s place of employment), then in addition to the payment of the CEO Accrued Amounts, the Company will: (i) continue to pay Mr. Roush’s annual base salary for 18 months in accordance with the Company’s regular payroll practices; provided that if such termination occurs within 12 months after a Change in Control (as defined in the CEO Employment Agreement), then, in lieu of the foregoing annual base salary payments, the Company will pay Mr. Roush a lump sum equal to 200% of his annual base salary, (ii) pay Mr. Roush a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company and (iii) cause a pro rata portion of the equity awards granted to Mr. Roush in 2011 and 2012 (the “CEO 2011 and 2012 RSUs”) and a pro rata portion of any annual equity awards granted to Mr. Roush (the “CEO Annual Equity Awards”) subject to service-based vesting to become vested, and a pro rata portion of any CEO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance; provided that if such termination occurs (x) while Mr. Roush is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the CEO Employment Agreement), then the Company will cause the CEO 2011 and 2012 RSUs, and all CEO Annual Equity Awards subject to service-based vesting to be fully vested and all CEO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance, and (y) within 12 months after a Change in Control, then the Company will cause all unvested equity awards held by Mr. Roush to become vested, deeming that the Company will attain “target” performance levels for purposes of awards subject to performance-based vesting.

If Mr. Roush’s employment is terminated due to death or by the Company due to Disability, then in addition to the payment of the CEO Accrued Amounts, the Company will: (i) pay Mr. Roush a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company, (ii) cause any unvested CEO 2011 and 2012 RSUs and CEO Annual Equity Awards subject to service-based vesting to become fully vested, and (iii) cause all CEO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

Mr. Roush is also entitled to a tax gross-up in the event that any payments due to him pursuant to the CEO Employment Agreement or otherwise would be subject to an excise tax imposed by Sections 280G and 4999 of the Code. The gross-up is intended to be of an amount necessary to place Mr. Roush in the same after-tax position as if no payments to him were subject to an excise tax under Sections 280G and 4999 of the Code.

The severance payments and benefits provided for in the CEO Employment Agreement are subject to Mr. Roush’s compliance with a non-competition and non-solicitation covenant through the date that is 18 months following termination and an indefinite confidentiality covenant, and no severance payments will be made or acceleration of vesting will occur following the date of any violation of any such covenants, unless Mr. Roush cures such violation within 30 days of written notice thereof.

The severance payments and benefits are also subject to Mr. Roush’s execution of a release of claims against the Company.

Employment Agreement with Mr. Buckley

On February 10, 2011, the Company and Mr. Buckley entered into an employment agreement (as defined above the “CFO Employment Agreement”). The initial term of Mr. Buckley’s employment (the “Initial CFO Term”) expires on February 22, 2014, unless earlier terminated. The initial term will automatically renew for successive one year periods, unless either party gives notice of non-extension no later than 90 days prior to expiration of the then-applicable term. Pursuant to the terms of the CFO Employment Agreement, there are certain obligations of the Company that become due in the event of termination or change of control.

Upon termination of Mr. Buckley’s employment for any reason, Mr. Buckley or Mr. Buckley’s estate is entitled to receive: (i) any portion of Mr. Buckley’s annual base salary through the date of termination not theretofore paid, (ii) any business expenses owed to Mr. Buckley, (iii) any accrued, but unused vacation pay owed to Mr. Buckley and (iv) any amount arising from Mr. Buckley’s participation in, or benefits under, any employee benefit plans, programs or arrangements (together referred to as “CFO Accrued Amounts”).

If Mr. Buckley’s employment is terminated by the Company without Cause (as defined in the CFO Employment Agreement) or by Mr. Buckley for Good Reason (as defined in the CFO Employment Agreement and as described above for the CEO), then in addition to the payment of the CFO Accrued Amounts, the Company will: (i) continue to pay the annual base salary for 18 months in accordance with the Company’s regular payroll practices; provided that if such termination occurs within 12 months after a Change in Control (as defined in the CFO Employment Agreement), then, in lieu of the foregoing annual base salary payments, the Company will pay Mr. Buckley a lump sum equal to 200% of his annual base salary, (ii) pay Mr. Buckley a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company and (iii) cause any unvested RSUs granted in connection with Mr. Buckley’s commencement of employment (the “CFO Sign-On RSUs”) to become fully vested, the pro rata portion of the RSUs granted to Mr. Buckley in 2011 and 2012 (the “CFO 2011 and 2012 RSUs”) and a pro rata portion of any annual equity awards granted to Mr. Buckley (the “CFO Annual Equity Awards”) subject to service-based vesting to become vested, and the pro rata portion of any CFO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance; provided that if such termination occurs while Mr. Buckley is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the CFO Employment Agreement), then the Company will cause the CFO Sign-On RSUs, the CFO 2011 and 2012 RSUs, and all CFO Annual Equity Awards subject to service-based vesting to be fully vested and all CFO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

If Mr. Buckley’s employment is terminated due to death or by the Company due to Disability, then in addition to the payment of the CFO Accrued Amounts, the Company will: (i) pay Mr. Buckley a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the

Company, (ii) cause any unvested CFO Sign-On RSUs, CFO 2011 and 2012 RSUs and CFO Annual Equity Awards subject to service-based vesting to become fully vested, and (iii) cause all CFO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

Mr. Buckley is also entitled to a tax gross-up in the event that any payments due to him pursuant to the CFO Employment Agreement or otherwise would be subject to an excise tax imposed by Sections 280G and 4999 of the Code. The gross-up is intended to be of an amount necessary to place Mr. Buckley in the same after-tax position as if no payments to him were subject to an excise tax under Sections 280G and 4999 of the Code.

The severance payments and benefits provided for in the CFO Employment Agreement are subject to Mr. Buckley’s compliance with a non-competition and non-solicitation covenant through the date that is 18 months following termination and an indefinite confidentiality covenant, and no severance payments will be made or acceleration of vesting will occur following the date of any violation of any such covenants, unless Mr. Buckley cures such violation within 30 days of written notice thereof.

The severance payments and benefits are also subject to Mr. Buckley’s execution of a release of claims against the Company.

Employment Letter with Mr. Glastra

Pursuant to an employment letter dated August 24, 2012 entered into between the Company and Mr. Glastra (the “Glastra Employment Letter”), there are certain obligations of the Company that become due in the event of termination or change of control. If Mr. Glastra’s employment with the Company is involuntarily terminated by the Company, other than for Cause (as defined in the Glastra Employment Letter), Mr. Glastra will be eligible for a severance benefit in the amount of 12 months of base salary payable over 12 months. In addition, if there is a change of control of the Company, and Mr. Glastra’s employment is involuntarily terminated by the Company or materially reduced in scope or if his place of work is moved more than 50 miles from the current Santa Clara, California location, within 12 months after such change of control, Mr. Glastra will be eligible for a severance benefit in the amount of 18 months of base salary, payable over 18 months, and pro rata vesting of his equity awards in the year of termination.

The Glastra Employment Letter also provided Mr. Glastra with a one-time grant of 75,000 restricted stock units upon hire (the “Glastra 2012 RSUs”) that will fully vest in the event of a change of control of the Company.

Upon hire, Mr. Glastra was required to sign an Invention Assignment and Non-compete Agreement, which includes a non-competition covenant that applies during the term of employment and a non-solicitation covenant that applies through the first anniversary of termination of employment, as well as an indefinite confidentiality covenant.

Severance Agreement with Ms. Mulryan

Pursuant to a severance agreement dated August 15, 2012 entered into between the Company and Ms. Mulryan (the “Mulryan Severance Agreement”), there are certain obligations of the Company that become due in the event of termination or change of control. If Ms. Mulryan’s employment with the Company is terminated by the Company without Cause (as defined in the Mulryan Severance Agreement), at any time other than during the first 12 months following a change of control of the Company, the Company will pay Ms. Mulryan a severance benefit in the amount of 100% of her base salary, payable over 12 months. In addition, if, during the 12-month period immediately following a change of control, Ms. Mulryan’s employment is terminated by the Company without Cause or she terminates her employment for Good Reason (which is defined in the agreement and includes a material diminution in the nature or scope of her responsibilities, duty or authority or a material change in the geographic location at which she must perform services more than 50 miles from the Bedford, Massachusetts metropolitan area), the Company will pay Ms. Mulryan a severance benefit in the amount of 150% of her annual base salary, payable over 18 months. The Mulryan Severance Agreement provides that, to the extent Ms. Mulryan’s payments would otherwise be subject to the excise tax imposed by Sections 280G and 4999 of the Code, her payments will be reduced to an amount one dollar less than the minimum amount that, when combined with any other of her benefits considered parachute payments, would subject her to the excise tax. The severance payments and benefits are also subject to Ms. Mulryan’s execution of a release of claims against the Company.

Ms. Mulryan was granted 20,000 restricted stock units upon hire that will fully vest in the event of a change of control of the Company.

Upon hire, Ms. Mulryan was required to sign an Invention Assignment and Non-compete Agreement, which includes a non- competition covenant and a non-solicitation covenant that apply through the first anniversary of termination of employment, as well as an indefinite confidentiality covenant.

Severance Agreement with Mr. Bader

Mr. Bader’s employment with the Company terminated effective November 29, 2013. The Company entered into the Bader Letter Agreement on October 28, 2013. Pursuant to the Bader Letter Agreement, Mr. Bader executed a release in favor of the Company in exchange for certain separation benefits. More specifically, the Bader Letter Agreement provided for payment of the following benefits:

—	12 months of salary continuation, $315,180, to be paid in accordance with the Company’s normal bi-weekly payroll practices;

—	Cash payment of $49,168, payable on March 10, 2014 at the same time Mr. Bader would have been entitled to receive a bonus in respect to the second half of 2013 had he remained employed by the Company;

—

Continued group medical and dental coverage, at the Company’s sole expense, during the period beginning on November 29, 2013 and ending on the earlier of November 28, 2014 and the date on which Mr. Bader first becomes eligible for medical and dental coverage from a new employer or service recipient; and

—

12,500 restricted stock units awarded to Mr. Bader on July 25, 2011, 5,652 restricted stock units awarded to Mr. Bader on March 8, 2012 and 6,982 restricted stock units awarded to Mr. Bader on March 8, 2013 became vested on December 30, 2013. All other unvested restricted stock units awarded to Mr. Bader were automatically forfeited as of the termination date.

The Bader Letter Agreement provides that Mr. Bader’s severance benefits are contingent on his compliance with the restrictive covenants set forth in the RSU Agreements that he signed, including one-year post-termination non-competition and non-solicitation covenants and an indefinite confidentiality covenant.

Equity Awards

Pursuant to the restricted stock unit award agreements under the Company’s 2010 Incentive Award Plan, all outstanding restricted stock units held by the named executive officers on the date of a Change in Control (as defined in the plan) will vest upon such Change in Control, subject to the executive’s continued employment through the date of such Change in Control.

DIRECTOR COMPENSATION

In general, the Company uses a combination of cash and equity-based compensation to attract and retain candidates to serve on the Company’s Board of Directors. The Company does not compensate directors who are also employees for their service on the Board of Directors. Accordingly, during the year ended December 31, 2013, Mr. Roush, who served as the Company’s Chief Executive Officer, did not receive any compensation for his service on the Board of Directors. The Board of Director compensation is overseen by the Nominating and Corporate Governance Committee rather than the Compensation Committee, which focuses on employee compensation. The Nominating and Corporate Governance Committee periodically reviews its cash and equity-based compensation for non-employee directors and makes recommendations to the Board of Directors for any adjustments.

The Board of Directors approved the following compensation for non-employee directors:

—	Each non-employee member of the Board of Directors will receive an annual retainer in the amount of $125,000.

—	The Chairperson of the Audit Committee will receive an additional annual retainer in the amount of $15,000.

—

The Chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee will each receive an additional annual retainer in the amount of $10,000 (unless any such Chairperson is also serving as non-executive Chairperson of the Board of Directors).

—	The non-executive Chairperson of the Board of Directors will receive an additional annual retainer in the amount of $125,000.

Fifty percent of the foregoing non-employee director compensation will be paid in the form of cash and the remaining fifty percent of such compensation will be payable in the form of deferred stock units, which will be convertible into shares of the Company’s common stock upon a holder’s termination of directorship with the Company.

As of the end of the Company’s fiscal year ended December 31, 2013, each director was also a party to an indemnification agreement with the Company. Such indemnification agreements generally provide, among other things, that each director shall be indemnified to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director in connection with any proceeding by reason of his or her relationship with the Company. In addition, such indemnification agreements provide for the advancement of expenses incurred by such director in connection with any proceeding covered by such indemnification agreements, subject to the conditions set forth therein and to the extent such advancement is not prohibited by law.

Director Compensation Table

The following table sets forth information regarding the compensation earned during the fiscal year ended December 31, 2013 by the Company’s non-employee directors.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3)(4) (c)	Total ($) (h)
Directors
Stephen W. Bershad	125,000	125,007	250,007
Harry L. Bosco	62,500	62,508	125,008
Dennis J. Fortino	67,500	67,505	135,005
Ira J. Lamel	70,000	70,007	140,007
Dominic A. Romeo	62,500	62,508	125,008
Thomas N. Secor	62,500	62,508	125,008

(1)	All fees earned by the Company’s Board of Directors during the year ended December 31, 2013 were paid in full prior to December 31, 2013.

(2)	Amounts shown do not reflect compensation actually received. Rather, amounts shown represent the aggregate grant date fair value of these awards determined in accordance with ASC 718. The deferred stock units granted by the Company were fully vested on the grant date and the associated expense was recognized in full on the grant date in accordance with ASC 718.

(3)	All awards were granted at the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of grant. The amounts represent the aggregate grant date fair value associated with the respective annual deferred stock unit award granted to each director on January 1, 2013 of $8.66 per share. However, in accordance with the compensation arrangement with the Board of Directors, the number of deferred stock units granted on January 1, 2013 was determined based on the closing price of the Company’s common stock as of the last day of the preceding fiscal year, December 31, 2012, $8.66 per share.

(4)	The Company had the following awards outstanding to directors as of December 31, 2013:

Name	Deferred Stock Units(1) (#)
Stephen W. Bershad	61,618
Harry L. Bosco	10,200
Dennis J. Fortino	31,627
Ira J. Lamel	34,507
Dominic A. Romeo	10,200
Thomas N. Secor	10,200

Total	158,352

(1)	Represents all deferred stock units granted to the directors as of December 31, 2013. Such deferred stock units were fully vested on the date of grant and will convert into an equal number of shares of the Company’s common stock as of the date the respective director ceases his membership on the Board of Directors. Includes the following:

Grant Date	Mr. Bershad	Mr. Fortino	Mr. Lamel	Messrs. Bosco, Romeo and Secor
September 2, 2010	23,149	11,575	12,963	–
February 15, 2011	11,815	5,908	6,617	–
January 1, 2012	12,219	6,110	6,843	–
July 2, 2012	–	239	–	8,946
January 1, 2013	14,435	7,795	8,084	21,654

Total	61,618	31,627	34,507	30,600

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common shares for: (1) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company’s outstanding common shares; (2) each of the Company’s current directors; (3) each of the Company’s current Named Executive Officers; and (4) all current directors and executive officers of the Company as a group. The beneficial ownership of common shares with respect to our 5% shareholders is based on information available to the Company as of March 31, 2014, and with respect to our directors, Named Executive Officers and directors and officers as a group is as of March 31, 2014.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all common shares that they beneficially own, subject to applicable community property laws. All rights to acquire common shares within 60 days of March 31, 2014 are deemed to be outstanding and beneficially owned by the persons holding those rights for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Percentage ownership of outstanding shares is based on 34,169,375 common shares outstanding as of March 31, 2014.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Common Shares
5% Shareholders
Investment Counselors of Maryland (3)	1,746,900	5.1%
803 Cathedral Street Baltimore, MD 21201

Directors and Executive Officers
Stephen W. Bershad (4)	3,175,813	9.3%

Harry L. Bosco (5)	15,761	*
Dennis J. Fortino (5)	37,633	*

Ira J. Lamel (5)	40,735	*
Dominic A. Romeo (5)	15,761	*

John A. Roush (6)	348,662	1.0%
Thomas N. Secor (5)	15,761	*

Robert J. Buckley (7)	137,183	*
Matthijs Glastra (8)	3,257	*

Deborah A. Mulryan (9)	16,244	*
All Directors and executive officers as a group (10 persons) (10)	3,806,810	11.1%

*	Represents less than 1% of the outstanding common shares.

(1)	Unless otherwise indicated, the address of each shareholder is c/o GSI Group, Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730.

(2)	The information provided in this table is based on the Company’s records, information supplied to the Company by its executive officers, directors and principal stockholders and information contained in Schedules 13D and 13G filed with the SEC.

(3)	Pursuant to a Schedule 13G filed with the SEC on February 12, 2014, Investment Counselors of Maryland, LLC may be deemed to beneficially own 1,746,900 common shares of the Company. Investment Counselors of Maryland, LLC has sole dispositive power over all 1,746,900 shares, sole voting power over 1,146,700 shares, and shared voting power over 600,200 shares.

(4)	Mr. Bershad is the Chairman of the Board of Directors of the Company. Mr. Bershad owns 938,416 common shares directly. Mr. Bershad is deemed a beneficial owner of 2,164,658 common shares as the trustee of various grantor related annuity trusts that were established for the benefit of his daughters. Mr. Bershad retains sole voting and dispositive power over the shares held in the trusts. Mr. Bershad’s direct ownership includes 72,739 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. Bershad ceases to be a director of the Company. Mr. Bershad does not have voting rights or the right to receive dividends on these deferred stock units until they are converted to common shares.

(5)	Mr. Bosco, Mr. Fortino, Mr. Lamel, Mr. Romeo and Mr. Secor are members of the Board of Directors of the Company. The respective amounts represent deferred stock units that are fully vested and will convert into shares of common stock upon the date each respective director ceases to be a director of the Company. The directors do not have voting rights or the right to receive dividends on the respective deferred stock units until they are converted to common shares.

(6)	Excludes 196,981 unvested restricted stock units, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Mr. Roush does not have voting rights or the right to receive dividends until vested.

(7)	Excludes 95,677 unvested restricted stock units, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Mr. Buckley does not have voting rights or the right to receive dividends until vested.

(8)	Excludes 98,306 unvested restricted stock units, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Mr. Glastra does not have voting rights or the right to receive dividends until vested.

(9)	Excludes 29,138 unvested restricted stock units, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Ms. Mulryan does not have voting rights or the right to receive dividends until vested.

(10)	Excludes 420,102 unvested restricted stock units, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company’s common shares that may be issued upon the exercise of rights under all of its existing equity compensation plans as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Rights		Weighted- Average Exercise Price of Outstanding Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans approved by security holders
2010 Incentive Award Plan	919,258	(1)	–	1,125,859
Equity Compensation Plans not approved by security holders	47,687	(2)	–	–

(1)	Includes 808,593 unvested restricted stock units outstanding as of December 31, 2013 and 110,665 fully vested deferred stock units granted to the members of the Company’s Board of Directors which will convert into shares of common stock as of the date the respective director ceases to be a director of the Company. These awards were granted pursuant to the 2010 Incentive Award Plan which was approved by the Company’s shareholders in November 2010.

(2)	Represents deferred stock unit awards granted to the members of the Company’s Board of Directors, which are fully vested as of December 31, 2013 and will convert into shares of common stock as of the date the respective director ceases to be a director of the Company. These awards were granted pursuant to standalone award agreements outside of an equity compensation plan.

CERTAIN RELATIONSHIPS

The Company’s written Code of Ethics and Business Conduct sets forth the general principle that the Company’s directors, officers and employees must act in the best interests of the Company and must refrain from engaging in any activity that presents a conflict of interest or having a personal interest that presents a conflict of interest. The Code of Ethics and Business Conduct generally provides that a conflict of interest occurs when an individual’s personal interest interferes, or appears to interfere, with those of the Company. There may be times when a commercial relationship involving the Company’s directors, officers or employees or their family members is beneficial to the Company and is not likely to raise material conflict of interest issues, but those situations should be disclosed to the Company for further review. The Company’s policy is to review periodically, but not less than annually, all related party transactions for potential conflict of interest situations. The Company’s corporate staff is primarily responsible for monitoring and obtaining information from the directors and officers with respect to related party transactions and for determining, based on the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. If deemed necessary, the Audit Committee of the Board of Directors may review certain related party transactions to determine if any transaction creates a conflict of interest.

OTHER MATTERS

Performance Graph

The following graph compares the cumulative total return to shareholders for the Company’s common shares for the period from December 31, 2008 through December 31, 2013 with the NASDAQ Composite Index and the S&P Technology Index. The comparison assumes an investment of $100 is made on December 31, 2008 in the Company’s common shares and in each of the indices and in the case of the indices it also assumes reinvestment of all dividends. The performance shown is not necessarily indicative of future performance.

	December 31, 2008	December 31, 2009	December 31, 2010	December 31, 2011	December 31, 2012	December 31, 2013
GSI Group Inc.	$100	$152.63	$618.71	$598.25	$506.43	$657.31
NASDAQ Composite Index	$100	$143.89	$168.22	$165.19	$191.47	$264.84
S&P Technology	$100	$151.38	$166	$158.68	$181.92	$225.11

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the officers, directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of copies of Forms 3, 4 or 5 filed by the Company on behalf of its directors and officers or otherwise provided to the Company, the Company believes that during and with respect to the year ended December 31, 2013, its officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

Directors’ and Officers’ Liability Insurance

At December 31, 2013, the Company maintained an entity and director and officers’ liability insurance policy in the aggregate principal amount of $20 million plus $10 million of additional A-side coverage for non-indemnifiable claims for current officers and directors. The policy is subject to a $500,000 deductible for each indemnifiable securities related loss, a $250,000 deductible for all other indemnifiable related losses and a $1,500,000 deductible for each merger objection related loss. For claims that are not indemnifiable, there is no deductible. The Company is obligated to pay all deductibles. The policy expires in July 2014. The annual premium for this policy was approximately $284,000. This policy does not cover any actions or claims that occurred prior to July 23, 2010.

Additionally, as of December 31, 2013, the Company maintained a policy for former officers and directors in the aggregate principal amount of $20 million and $17 million of additional A-side coverage for non-indemnifiable claims. The policy is subject to a $250,000 deductible per loss for securities claims and $500,000 for all other claims that are indemnifiable by the Company. For claims that are not indemnifiable, there is no deductible. The Company is obligated to pay all deductibles. The policy expires in July 2016. The premium for the six-year policy was approximately $389,000.

Indebtedness of Directors and Officers

Since the beginning of the year ended December 31, 2013, there has been no indebtedness to the Company by any director or officer or the family members or associates of any such person, other than amounts owing for purchases, subject to usual trade terms, for ordinary travel and expense advances and for other transactions in the ordinary course of business.

Shareholder Proposals for the 2015 Annual Meeting

Shareholder proposals intended for inclusion in next year’s management proxy circular pursuant to SEC Rule 14a-8 for the 2015 annual meeting of shareholders must be received at the Company’s principal executive offices on or before December 18, 2014. Unless otherwise required by law, shareholder proposals received after this date will not be included in next year’s management proxy circular. Shareholder proposals not intended for inclusion in next year’s management proxy circular or notice of meeting, but which instead are sought to be presented directly at next year’s annual meeting, will be considered untimely if received later than March 3, 2015. Proxies will confer discretionary authority with respect to such untimely proposals. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

In the event the date of the 2015 annual meeting of shareholders is changed by more than 30 days from the date of the 2014 Annual and Special Meeting, the Company will inform shareholders of such change and will indicate the new dates by which shareholder proposals must be received.

Householding

The Company’s 2013 Annual Report, including audited financial statements for the fiscal year ended December 31, 2013, is being mailed to you along with this management proxy circular. In order to reduce printing and postage costs, Broadridge Investor Communication Services has undertaken an effort to deliver only one annual report and one management proxy circular to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one annual report and one management proxy circular, the Company will promptly deliver a separate copy of the annual report and the management proxy circular to any shareholder who sends a written request to GSI Group Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, Attention: Investor Relations or who calls our Investor Relations staff at 781-266-5137.

You can also notify Broadridge that you would like to receive separate copies of the Company’s annual report and management proxy circular in the future by writing or calling your bank or broker. Even if your household has received only one annual report and one management proxy circular, a separate proxy form or voting instruction form, as applicable, should have been provided for each shareholder account. Each proxy form or voting instruction form, as applicable, should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of the Company’s annual report and management proxy circular, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling Broadridge directly.

Information Concerning the Company

You may obtain the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Company’s 2013 audited consolidated financial statements, and additional copies of this document on the Company’s Web site at http://www.gsig.com, or by writing to or calling Investor Relations, GSI Group Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, or 781-266-5137. You may also obtain such documents and additional information about the Company on SEDAR at www.sedar.com or on EDGAR at www.sec.gov. This information is not incorporated by reference into this management proxy circular.

Other Business

The Board of Directors knows of no business to be brought before the annual and special meeting other than as described in this management proxy circular. If other matters properly come before the shareholders at the meeting, it is the intention of the persons named on the proxy form to vote the shares represented thereby on such matters in accordance with their judgment.

Directors’ Approval

The contents and the sending of this management proxy circular have been approved by the Company’s Board of Directors.

By Order of the Board of Directors

John A. Roush

Chief Executive Officer

Bedford, Massachusetts

April 15, 2014

Appendix A

GSI GROUP INC. 2010 INCENTIVE AWARD PLAN

(AMENDED AND RESTATED EFFECTIVE APRIL 9, 2014)

ARTICLE 1.

PURPOSE

GSI Group, Inc., a company organized under the laws of the Province of New Brunswick, Canada (and any successor thereof) (the “Company”), originally adopted the GSI Group Inc. 2010 Incentive Award Plan (as amended and restated herein and from time to time, the “Plan”) effective as of October 13, 2010. The Plan is hereby amended and restated in its entirety, effective April 9, 2014. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean (a) any Subsidiary; (b) any Parent and (c) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company, (ii) any Subsidiary or (iii) any Parent.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5 “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten year Option Term or Stock Appreciation Right Term, as applicable).

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2.6 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.7 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.8 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.9 “Board” shall mean the Board of Directors of the Company.

2.10 “Change in Control” shall mean and includes any of the following which occurs on or following the Effective Date:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any 12 month period beginning on or following the Effective Date, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the 12 month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

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The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

Notwithstanding the foregoing, to the extent necessary not to incur tax or interest pursuant to Section 409A of the Code, no Change in Control shall be deemed to occur unless the applicable transaction or series of transactions constitutes a “change in control event” with respect to the Company under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time.

2.11 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.12 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.13 “Common Stock” shall mean the common shares of the Company, and such other securities as may be substituted for Common Stock pursuant to Article 14.

2.14 “Company” shall have the meaning set forth in Article 1.

2.15 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.16 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.17 “Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4.

2.18 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.5.

2.19 “Director” shall mean a member of the Board, as constituted from time to time.

2.20 “Director Limit” shall have the meaning set forth in Section 4.6.

2.21 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.22 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.23 “Effective Date” shall mean the date the Plan (as amended and restated herein) is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.24 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.25 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.26 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large,

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nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.27 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.28 “Expiration Date” shall have the meaning given to such term in Section 14.1.

2.29 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.30 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.31 “Holder” shall mean a person who has been granted an Award.

2.32 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.33 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.34 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.35 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.36 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.37 “Option Term” shall have the meaning set forth in Section 6.4.

2.38 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially

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owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.39 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.40 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.41 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, and (D) amortization); (ii) gross or net sales or revenue; (iii) revenue growth or product revenue growth; (iv) net income (either before or after taxes); (v) adjusted net income; (vi) operating income (either before or after taxes); (vii) operating earnings or profit; (viii) pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); (ix) cash flow (including, but not limited to, operating cash flow and free cash flow); (x) return on assets or net assets; (xi) return on capital; (xii) return on stockholders’ equity; (xiii) total stockholder return; (xiv) return on sales; (xv) gross or net profit or operating margin; (xvi) costs or reduction in costs; (xvii) funds from operations; (xviii) expenses; (xix) working capital; (xx) earnings or loss per share; (xxi) adjusted earnings per share; (xxii) price per share of the Common Stock; (xxiii) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities; (xiv) economic value-added models or equivalent metrics; (xxv) comparisons with various stock market indices; (xxvi) regulatory achievements and compliance; (xxvii) implementation or completion of critical projects; (xxviii) market share; (xxix) customer satisfaction; (xxx) customer growth; (xxxi) employee satisfaction; (xxxii) recruiting and maintaining personnel; (xxxiii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); (xxxiv) supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); (xxxv) co-development, co-marketing, profit sharing, joint venture or other similar arrangements); (xxxvi) financial ratios, including those measuring liquidity, activity, profitability or leverage; (xxxvii) cost of capital or assets under management; (xxxviii) financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); (xxxix) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; and (xl) economic value, any of which may be (A) measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices and (B) calculated in accordance with Applicable Accounting Standards or other principles, standards or methodology as determined by the Administrator.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of

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stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.42 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards or other principles, standards or methodology as determined by the Administrator, subject to any limitations of Section 162(m) of the Code (to the extent applicable).

2.43 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.44 “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of Shares.

2.45 Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to Form S-8 under the Securities Act.

2.46 “Plan” shall have the meaning set forth in Article 1.

2.47 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.48 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.49 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.50 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.51 “Share Limit” shall have the meaning set forth in Section 3.1(a).

2.52 “Shares” shall mean shares of Common Stock.

2.53 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.54 “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.55 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.56 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the

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unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.57 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.58 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 3.1(b) and Section 14.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 4,398,613. Notwithstanding the foregoing, to the extent permitted under Applicable Law, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award.

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(b) If any Shares subject to an Award are forfeited or expire or such Award is settled in cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by a Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury common stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,086,980 and the maximum aggregate amount that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $2,500,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards that are canceled shall continue to be counted against the Award Limit.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable

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in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit or the Award Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Administrator may, in its sole discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation

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Policy, the maximum aggregate grant date fair value (determined under Applicable Accounting Standards) of Awards granted to a Non-Employee Director during any calendar year shall be $500,000 (the “Director Limit”).

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may, in its sole discretion, grant Awards that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

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5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and 424(e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during

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which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14,1, any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator and, except as limited by the Plan, at any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program, the Award Agreement evidencing the grant of the Option, or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, shall have the same exercise price and vesting schedule as the substituted Option, and shall have a Stock Appreciation Right Term equal in length to the remaining Option Term of the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of Shares.

7.2 Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to

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Section 12.1(b) or 12.1(c) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. Unless otherwise determined by the Administrator, this Section 7.2 shall not apply to an Option if the Holder of such Option incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7.2.

7.3 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to this Section 7.3 by any person or persons other than the Holder (due to a transfer pursuant to Section 12.3), appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

7.4 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares,

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subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

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ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award.

9.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

9.5 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement and in compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall be payable only while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the applicable Award Agreement.

9.8 Dividend Equivalents. Subject to Section 10.2, the Administrator, in its sole discretion, may provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

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ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

10.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall be paid out to the Holder only to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall be issued on the vesting date(s) or date(s)

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that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5 Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.6 Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Deferred Stock Unit award, and/or Stock Payment award shall be established by the Administrator in its sole discretion.

10.7 Purchase Price. The Administrator may establish the purchase price of a Performance Award, shares of Deferred Stock, Shares distributed as a Stock Payment award or Shares distributed pursuant to a Deferred Stock Unit award.

10.8 Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Stock award, Deferred Stock Unit award and/or Stock Payment award is or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Deferred Stock Unit award, and/or Stock Payment award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

11.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

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(c) Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in the applicable Program, the Award Agreement evidencing the grant of the Stock Appreciation Right or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d) Full payment of applicable withholding taxes to the stock administrator of the company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

11.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time

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period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 11.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on their Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

11.6 Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 11.6.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, withhold or allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the

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aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the Fair Market Value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

12.3 Transferability of Awards.

(a) Except as otherwise provided in Sections 12.3(b) and 12.3(c):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the Applicable Laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 12.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then Applicable Laws of descent and distribution.

(b) Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the Applicable Laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c) Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto

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pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that: (a) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (b) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award).

12.6 Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

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ARTICLE 13.

ADMINISTRATION

13.1 Administrator. The Committee (or another committee or a subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, the Committee (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Programs and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

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13.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or other performance criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2.

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

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ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the Share Limit, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 12.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and, notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to any Non-Employee Director Equity Compensation Policy adopted pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property

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selected by the Administrator, in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Award Limit). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f) The existence of the Plan, the Programs, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are

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superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) No action shall be taken under this Section 14.2 which shall cause an Award to fail to either be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.

(h) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

14.3 Approval of Plan by Stockholders. The Plan was originally submitted for the approval of the Company’s stockholders on November 23, 2010. This amendment and restatement of the Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of this amendment and restatement of the Plan. Awards may be granted or awarded under the Plan after Board approval, but prior to such stockholder approval; provided that Awards granted after Board approval, but prior to such stockholder approval that provide for the grant of Shares in excess of the Share Limit (as in effect immediately prior to this amendment and restatement of the Plan) shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when this amendment and restatement of the Plan is approved by the stockholders; and provided, further, that if such shareholder approval has not been obtained at the end of said twelve (12) month period, (a) the Plan (as amended and restated herein) will not become effective, (b) all Awards previously granted or awarded under the Plan after Board approval that provide for the grant of Shares in excess of the Share Limit (as in effect immediately prior to this amendment and restatement of the Plan) shall thereupon be canceled and become null and void and (c) all Awards previously granted or awarded under the Plan after Board approval that provide for the grant of Shares at or below the Share Limit (as in effect immediately prior to this amendment and restatement of the Plan) shall be subject to the terms of the conditions of the Plan (as in effect immediately prior to this amendment and restatement).

14.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

14.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded

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hereunder are subject to compliance with Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

14.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the Commonwealth of Massachusetts without regard to conflicts of laws thereof or of any other jurisdiction.

14.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Programs and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

14.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be

27

exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

I hereby certify that the Plan was originally adopted by the Board of Directors of GSI Group Inc. on October 13, 2010.

I hereby certify that the Plan was originally approved by the stockholders of GSI Group Inc. on November 23, 2010.

I hereby certify that this amendment and restatement of the Plan was adopted by the Board of Directors of GSI Group Inc. on April 9, 2014.

I hereby certify that this amendment and restatement of the Plan was approved by the stockholders of GSI Group Inc. on May [    ], 2014.

Executed on this [            ] day of [    ], 2014.

Officer of the Company

28

GSI GROUP INC.	8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class

Holder Account Number

-----

Fold

This Form of Proxy is solicited by and on behalf of the Board of Directors of GSI Group Inc.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any continuation, adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted by the designated officers FOR each of the nominees for Director in Proposal 1, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to or variations of matters identified in the notice of meeting and such other matters that may properly come before the meeting or any continuation, adjournment or postponement thereof. The Board of Directors, at present, knows of no such amendments, variations or other matters to be presented at the meeting.	----- Fold

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 2:00 pm, Eastern Time, on May 13, 2014.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.investorvote.com
1-866-732-VOTE (8683) Toll Free	• Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

11MA14021_011I5A

+	+

Appointment of Proxyholder
The undersigned shareholder of GSI Group Inc. (the “Company”) hereby appoints Robert Buckley, Chief Financial Officer or, failing him, John A. Roush, Chief Executive Officer	OR	Print the name of the person you are appointing if this person is someone other than the designated officers listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction and in their discretion with respect to amendments to or variations of matters identified in the notice of meeting and such other matters that may properly come before the Annual and Special Meeting of Shareholders to be held at Latham & Watkins LLP, 885 Third Avenue, New York, New York, 10022-4834 on Thursday, May 15, 2014 at 2:00 p.m. ET and at any continuation, adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold

01. Stephen W. Bershad	☐	☐	02. Harry L. Bosco	☐	☐	03. Dennis J. Fortino	☐	☐
04. Ira J. Lamel	☐	☐	05. Dominic A. Romeo	☐	☐	06. John A. Roush	☐	☐	----- Fold

07. Thomas N. Secor	☐	☐

	For	Against	Abstain

2. Advisory Vote on the Company’s Executive Compensation	☐	☐	☐

	For	Against	Abstain

3. Approval of the Company’s Amended and Restated 2010 Incentive Award Plan	☐	☐	☐

	For	Against	Abstain
4. Appointment of Auditors To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2015 annual meeting of shareholders.	☐	☐	☐	----- Fold

Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted by the designated officers FOR each of the nominees for Director in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.
DD / MM / YY

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Financial Statements – Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

¢ LSIQ	049491	AR2	+

11MA14021_011I7A